Exhibit 10.1

PURCHASE AGREEMENT

among

U.S. WELL SERVICES, INC.

and

THE PURCHASERS PARTY HERETO

i

ii

PURCHASE AGREEMENT

This PURCHASE AGREEMENT, dated as of May 23, 2019 (this “Agreement”), is entered into by and among U.S. Well Services, Inc., a Delaware corporation (“USWS”), and each of the purchasers set forth in Schedule A hereto (the “Purchasers”).

RECITALS:

WHEREAS, USWS desires to sell the Purchased Securities (as defined below) and the Purchasers desire to purchase from USWS the Purchased Securities, in accordance with the provisions of this Agreement; and

WHEREAS, USWS has agreed to provide the Purchasers with certain registration rights with respect to the shares of Class A Common Stock underlying the Purchased Securities acquired pursuant hereto.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, USWS and each of the Purchasers, severally and not jointly, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Additional Purchased Securities” shall have the meaning specified on Schedule B hereto.

“Affiliate” means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided however, that USWS and the Purchasers shall not be considered Affiliates for purposes of this Agreement.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Allocated Purchase Price” means with respect to each Purchaser, the dollar amount set forth opposite such Purchaser’s name under the heading “Allocated Purchase Price” on Schedule A hereto.

“Basic Documents” means, collectively, this Agreement, the Certificate of Designations, the Warrant Agreement and the Registration Rights Agreement.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Texas are authorized or required by Law or other governmental action to close.

“Certificate of Designations” shall have the meaning specified in Section 2.04(b)(iv).

“Class A Common Stock” means the Class A Common Stock, par value $0.0001 per share, of USWS.

“Class B Common Stock” means the Class B Common Stock, par value $0.0001 per share, of USWS.

“Closing” shall have the meaning specified in Section 2.03(b).

“Closing Date” shall have the meaning specified in Section 2.03(c).

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreements” means (a) the letter agreement, dated April 11, 2019, by and among USWS and Crestview Advisors, L.L.C., (b) the letter agreement, dated January 31, 2019, by and among Piper Jaffray & Co., on behalf of USWS, and Angelo Gordon & Co., L.P., (c) the letter agreement, dated February 11, 2019, by and among USWS and Geode Diversified Fund, as amended on May 10, 2019, (d) the letter agreement, dated April 30, 2019, by and among USWS and Dorchester Private Equity Management, LLC, and (e) the letter agreement, dated May 3, 2019, by and among USWS and VRESSA Holding Inc.

“Conversion Shares” means the Class A Common Stock issuable upon conversion of the Series A Preferred Stock and the Class A Common Stock issuable upon exercise of the Warrants.

“Credit Facilities” shall have the meaning specified in Section 3.02(d).

“Current Warrants” shall have the meaning specified in Section 3.02(b).

“Delaware LLC Act” shall have the meaning specified in Section 3.02(e).

“Delaware LP Act” shall have the meaning specified in Section 3.02(e).

“Delaware Corporations Act” means the General Corporation Law of the State of Delaware.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

“Follow-on Closing” shall have the meaning specified in Section 2.03(b).

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority which exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to USWS means a Governmental Authority having jurisdiction over USWS, its Subsidiaries or any of their respective Properties.

“Indemnified Party” shall have the meaning specified in Section 5.03.

“Indemnifying Party” shall have the meaning specified in Section 5.03.

“Initial Closing” shall have the meaning specified in Section 2.03(a).

“Initial Purchased Securities” shall have the meaning specified on Schedule A hereto.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law (including common law), rule or regulation.

“Lien” means any mortgage, claim, encumbrance, pledge, lien (statutory or otherwise), security agreement, conditional sale or trust receipt or a lease, consignment or bailment, preference or priority, assessment, deed of trust, charge, easement, servitude or other encumbrance upon or with respect to any property of any kind.

“LLC Units” shall have the meaning specified in Section 3.02(d).

“Material Adverse Effect” means a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of USWS, the validity of the Purchased Securities or the legal authority or ability of USWS to perform in all material respects its obligations under this Agreement.

“NASDAQ” means the NASDAQ Capital Market.

“Outside Date” shall have the meaning specified in Section 6.01(c).

“Permitted Transfer” means a Transfer of all or any portion of Purchased Securities to any Affiliate, any limited partner of a Purchaser or any of its Affiliates, or any managed account, investment fund, or other vehicle that is managed or sponsored by the manager or sponsor of a Purchaser, but only if the transferee, to the extent such transferee becomes a direct holder of any Purchased Securities, agrees in writing prior to such Transfer for the express benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the transferor’s obligations hereunder with respect to the applicable Purchased Securities.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchased Preferred Stock” means, with respect to each Purchaser, the number of shares of Series A Preferred Stock as set forth opposite such Purchaser’s name on Schedule A hereto.

“Purchased Securities” means the Purchased Preferred Stock and the Purchased Warrants, collectively.

“Purchased Warrants” means, with respect to each Purchaser, the number of Warrants as set forth opposite such Purchaser’s name on Schedule B hereto.

“Purchaser Lock-Up Period” shall have the meaning specified in Section 4.06.

“Purchaser Related Parties” shall have the meaning specified in Section 5.01.

“Purchasers” has the meaning set forth in the introductory paragraph of this Agreement.

“Redemption Shares” means the Class A Common Stock issuable upon redemption of the Series A Preferred Stock.

“Registration Rights Agreement” means the Registration Rights Agreement, to be entered into on the date hereof, between USWS and the Purchasers in substantially the form attached hereto as Exhibit B.

“Representatives” means, with respect to a specified Person, the officers, directors, managers, employees, agents, counsel, accountants, investment bankers and other representatives of such Person.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

“Series A Preferred Stock” means the Series A Redeemable Convertible Preferred Stock having the terms set forth in the Certificate of Designations.

“Short Sales” means, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Subsidiary” means, as to any Person, any corporation or other entity of which: (i) such Person or a Subsidiary of such Person is a general partner or manager; (ii) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity

(irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (iii) any corporation or other entity as to which such Person consolidates for accounting purposes.

“Transfer” shall have the meaning specified in Section 4.07.

“Underlying Preferred Shares” shall have the meaning specified in Section 3.02(g).

“Underlying Shares” shall have the meaning specified in Section 3.02(g).

“USWS” has the meaning set forth in the introductory paragraph of this Agreement.

“USWS Bylaws” shall have the meaning specified in Section 2.05(e).

“USWS Financial Statements” shall have the meaning specified in Section 3.03(a).

“USWS Holdings” shall have the meaning specified in Section 3.02(d).

“USWS Holdings LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of USWS Holdings, LLC, dated as of November 9, 2018.

“USWS Related Parties” shall have the meaning specified in Section 5.02.

“USWS SEC Documents” shall have the meaning specified in Section 3.03(a).

“Warrants” shall mean the warrants having the terms set forth in the Warrant Agreement, as evidenced by certificates substantially in the form attached as Exhibit A to the Warrant Agreement.

“Warrant Agreement” shall have the meaning specified in Section 2.04(b)(v).

Section 1.02 Accounting Procedures and Interpretation. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all USWS Financial Statements and certificates and reports as to financial matters required to be furnished to the Purchasers hereunder shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q promulgated by the SEC) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.01 Authorization of Sale of the Purchased Securities. USWS has authorized the issuance and sale to the Purchasers of the Purchased Securities on the terms and subject to the conditions set forth in this Agreement.

Section 2.02 Sale and Purchase. Subject to the terms and conditions hereof, USWS hereby agrees to issue and sell to each Purchaser, free and clear of any and all Liens (other than the transfer restrictions under applicable federal and state securities laws and other than those arising under the Certificates of Designations or the Delaware Corporations Act), and each Purchaser, severally and not jointly, hereby agrees to purchase from USWS, such number of Purchased Securities on such dates as set forth on Schedule A, and each Purchaser agrees to pay USWS its Allocated Purchase Price with respect to such Purchased Securities. For the avoidance of doubt, the Allocated Purchase Price shall be the consideration for all Purchased Securities to be acquired by the applicable Purchaser over the course of all the Closings (as defined below).

Section 2.03 Closings.

(a) Initial Closing. Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Initial Purchased Securities hereunder (the “Initial Closing”) shall take place at 8:00 a.m. Central Time on May 24, 2019 at the offices of Gibson, Dunn & Crutcher LLP, 811 Main Street, Suite 3000, Houston, Texas, or such other date, time or location as agreed by the parties.

(b) Follow-on Closings. Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Additional Purchased Securities hereunder shall take place at 8:00 a.m. Central Time on each of the dates set forth on Schedule B (each, a “Follow-on Closing” and together with the Initial Closing, the “Closings” and, each, a “Closing”) at the offices of Gibson, Dunn & Crutcher LLP, 811 Main Street, Suite 3000, Houston, Texas, or such other dates, times or locations as agreed by the parties. Notwithstanding anything to the contrary herein, if at any time following the Initial Closing there are no outstanding shares of Series A Preferred Stock, then there shall be no further Follow-on Closings, USWS shall have no obligation to issue any additional Warrants pursuant to this Agreement and the Purchasers shall have no right to receive any additional Warrants pursuant to this Agreement.

(c) General. The date of any Closing shall be the “Closing Date” with respect to such Closing. The parties agree that any Closing may occur via delivery of facsimiles or portable document format (PDF) documents.

Section 2.04 Conditions to Each Closing.

(a) Mutual Conditions. The respective obligations of each party to consummate the purchase and issuance and sale of the applicable Purchased Securities to be purchased and issued at each Closing shall be subject to the satisfaction on or prior to such Closing Date of each of the following conditions (any or all of which may be waived by a particular party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i) no statute, rule, order, decree or regulation shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal; and

(ii) there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.

(b) Conditions of the Purchasers’ Obligations at Each Closing. The respective obligations of each Purchaser to consummate the purchase of the applicable Purchased Securities to be purchased at each Closing shall be subject to the satisfaction (or waiver by such Purchaser) on or prior to such Closing Date of each of the following conditions:

(i) the representations and warranties of USWS contained in this Agreement that are qualified by materiality or Material Adverse Effect shall be true and correct as of such Closing Date as if made on and as of such Closing Date and all other representations and warranties shall be true and correct in all material respects as of such Closing Date as if made on and as of such Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct in all material respects as of such date only);

(ii) USWS and its Subsidiaries shall have performed and complied, in all material respects, with all of the covenants and agreements required to be performed and complied with by it hereunder on or prior to such Closing Date;

(iii) since the date of this Agreement, no Material Adverse Effect shall have occurred and be continuing;

(iv) with respect to the Initial Closing, USWS shall have adopted and filed with the Secretary of State of the State of Delaware the Certificate of Designations in the form attached hereto as Exhibit A-1 (the “Certificate of Designations”), and the Certificate of Designations shall have become effective as an amendment to USWS’s Second Amended and Restated Certificate of Incorporation, as amended (“USWS Charter”);

(v) with respect to the Initial Closing, USWS shall have executed the Warrant Agreement in the form attached hereto as Exhibit A-2, and with respect to each Follow-on Closing, the Warrant Agreement shall remain effective;

(vi) USWS shall have delivered, or caused to be delivered, to the Purchasers, USWS’s closing deliveries described in Section 2.05; and

(vii) with respect to the Initial Closing, USWS shall have filed with the NASDAQ a “Notification Form: Listing of Additional Shares” and supporting documentation, if required, related to the Underlying Shares, the NASDAQ shall have not raised any objection with respect thereto and USWS shall have furnished to each of the Purchasers evidence of the filing thereof.

(c) Conditions of USWS’s Obligations at Each Closing. The obligation of USWS to consummate the sale of the Purchased Securities to be sold at each Closing shall be subject to the satisfaction (or waiver by USWS) on or prior to such applicable Closing Date of each of the following conditions:

(i) the representations and warranties of each Purchaser contained in this Agreement that are qualified by materiality shall be true and correct as of such Closing Date as if made on and as of such Closing Date and all other representations and warranties shall be true and correct in all material respects as of such Closing Date as if made on and as of such Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct in all material respects as of such date only);

(ii) each Purchaser shall have performed and complied, in all material respects, with all of the covenants and agreements required to be performed and complied with by such Purchaser on or prior to such Closing Date;

(iii) with respect to the Initial Closing, each Purchaser shall have delivered, or caused to be delivered, to USWS such Purchaser’s closing deliveries as described in Section 2.06 of this Agreement; and

(iv) with respect to any Follow-on Closing, there are outstanding shares of Series A Preferred Stock.

Section 2.05 USWS Deliveries. At each Closing, USWS shall deliver or cause to be delivered:

(a) with respect to the Initial Closing, evidence of the Purchased Preferred Stock credited to book-entry accounts maintained by the transfer agent of the Company, to be followed, when commercially reasonable, by a certificate or certificates representing the Purchased Preferred Stock to be purchased and sold at such Closing and meeting the requirements of the Certificate of Designations, free and clear of any Liens, other than the transfer restrictions under applicable federal and state securities laws and other than those arising under the Certificate of Designations or the Delaware Corporations Act, registered in such names as each Purchaser shall have designated;

(b) with respect to the Initial Closing, cross-receipts, dated as of the Closing Date, executed by USWS and delivered to each of the Purchasers certifying as to USWS’s receipt of payments of the Allocated Purchase Price;

(c) an opinion addressed to the Purchasers from Gibson, Dunn & Crutcher LLP, counsel for USWS, substantially in the form attached hereto as Exhibit C;

(d) an officer’s certificate, signed by (x) the Chief Executive Officer and (y) the Chief Financial Officer of USWS, in their respective capacities as such, dated as of such Closing Date, stating that the conditions in Sections 2.04(a), 2.04(b)(i), 2.04(b)(ii), 2.04(b)(iii), 2.04(b)(iv), 2.04(b)(v) and 2.04(b)(vii) have been fully satisfied;

(e) with respect to the Initial Closing, a certificate of the Secretary or Assistant Secretary of USWS, certifying as to and attaching (i) board resolutions authorizing the execution and delivery of the Basic Documents and the consummation of the transactions contemplated thereby, including the issuance of the Purchased Securities, (ii) the USWS Charter and all amendments thereto (including the Certificate of Designation), and USWS’s Amended and Restated Bylaws, as amended (the “USWS Bylaws”), (iii) the Certificate of Designations being in full force and effect and (iv) the incumbency of the officers authorized to execute the Basic Documents on behalf of USWS, setting forth the name and title and bearing the signature of each of such officers;

(f) with respect to the Initial Closing, copies of the USWS Charter and all amendments thereto certified by the Secretary of State of the State of Delaware as of a recent date;

(g) with respect to the Initial Closing, a certificate of the Secretary of State of the State of Delaware, dated as of a recent date, that USWS is in good standing in its jurisdiction of incorporation;

(h) with respect to the Initial Closing, the Registration Rights Agreement in substantially the form attached hereto as Exhibit B, which shall have been duly executed by USWS;

(i) with respect to the Initial Closing, the Warrant Agreement, in substantially the form attached hereto as Exhibit A-2, which shall be duly executed by USWS and the Warrant Agent;

(j) with respect to the Initial Closing, evidence of the Warrants issued at the Initial Closing credited to book-entry accounts maintained by the transfer agent of the Company, to be followed, when commercially reasonable, by a certificate or certificates representing such Warrants, in substantially the form attached as Exhibit A to the Warrant Agreement, duly executed by USWS and the Warrant Agent;

(k) with respect to each Closing following the Initial Closing, a certificate or certificates representing the Warrants issued at such Closing, in substantially the form attached as Exhibit A to the Warrant Agreement, duly executed by USWS and the Warrant Agent; and

(l) with respect to the Initial Closing, evidence of the issuance of Equity Securities (as defined in the USWS Holdings LLC Agreement) by USWS Holdings (including a copy of the First Amendment to the USWS Holdings LLC Agreement) as required by Section 3.5(b) of the USWS Holdings LLC Agreement.

Section 2.06 Purchasers’ Deliveries.

(a) With respect to the Initial Closing, (a) each of the Purchasers shall pay to USWS its Allocated Purchase Price as of such Closing Date, such payments to be made by wire transfers of immediately available funds on such Closing Date to an account designated by USWS at least two (2) Business Days (or such shorter period of time as shall be agreeable by all parties hereto) prior to the such Closing Date and (b) the Purchasers shall deliver or cause to be delivered the Registration Rights Agreement in substantially the form attached hereto as Exhibit B, which shall have been duly executed by each Purchaser party thereto.

(b) With respect to the Initial Closing, each Purchaser shall deliver or cause to be delivered an officer’s certificate from each Purchaser, dated as of the date of the Closing, stating that the conditions applicable to such Purchaser in Sections 2.04(c)(i) and 2.04(c)(ii) have been fully satisfied.

Section 2.07 Independent Nature of the Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Basic Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Basic Document. The failure or waiver of performance under any Basic Document of any Purchaser by USWS does not excuse performance by any other Purchaser and the waiver of performance of USWS by any Purchaser does not excuse performance by USWS with respect to each other Purchaser. Nothing contained herein or in any other Basic Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Basic Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Basic Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

Section 2.08 Further Assurances. From time to time after the date hereof, without further consideration, USWS and the Purchasers shall use their commercially reasonable efforts to take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by this Agreement.

Section 2.09 Use of Proceeds. USWS shall use the proceeds from the sale of the Purchased Securities (net of the expenses related thereto) solely to fund growth capital expenditures related to the expansion of USWS’s electric powered hydraulic fracturing fleet and general corporate purposes, including the payment of fees and expenses.

Section 2.10 Series A Preferred Stock. An illustrative and non-binding example setting forth the application of the provisions of the Certificate of Designations is attached hereto as Schedule 2.10.

ARTICLE III

REPRESENTATIONS AND WARRANTIES AND

COVENANTS RELATED TO USWS

USWS represents and warrants to and covenants with each Purchaser as follows:

Section 3.01 Corporate Existence. USWS (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and (b) has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own, lease, use and operate its Properties and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect. Each of USWS’s Subsidiaries has been duly incorporated or formed, as the case may be, and is validly existing and in good standing under the laws of the state or other jurisdiction of its incorporation or organization, as the case may be, and has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own, lease, use or operate its respective Properties and carry on its business as now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect. None of USWS nor any of its Subsidiaries are in default in the performance, observance or fulfillment of any provision of, in the case of USWS, the USWS Charter or the USWS Bylaws or, in the case of any Subsidiary of USWS, their respective certificate of incorporation, certification of formation, bylaws, limited liability company agreement or other similar organizational documents. Each of USWS and its Subsidiaries is duly qualified or licensed and in good standing as a foreign corporation, limited partnership or limited liability company, as applicable, and is authorized to do business in each jurisdiction in which the ownership or leasing of its respective Properties or the character of its respective operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not be reasonably likely to have a Material Adverse Effect.

Section 3.02 Capitalization and Valid Issuance of Purchased Securities.

(a) As of the date of this Agreement, the total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which USWS is authorized to issue is 440,000,000 shares, consisting of (i) 430,000,000 shares of common stock, including (A) 400,000,000 shares of Class A Common Stock, (B) 20,000,000 shares of Class B Common Stock, and (C) 10,000,000 shares of Class F Common Stock (the “Class F Common Stock”), and (ii) 10,000,000 shares of preferred stock (the “Preferred Stock”).

(b) As of the date of this Agreement, prior to the issuance and sale of the Initial Purchased Securities in the Initial Closing as contemplated hereby, the issued and outstanding corporate stock of USWS consists of 54,440,374 shares of Class A Common Stock issued and outstanding (including 2,743,023 shares of unvested restricted stock), 9,994,635 warrants to purchase shares of Class A Common Stock and 15,500,000 sponsor warrants to purchase a half share of Class A Common Stock (such currently outstanding warrants, the “Current Warrants”), 13,937,332 shares of Class B Common Stock issued and outstanding, no shares of Class F Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

As of the date of this Agreement, all outstanding shares of Class A Common Stock and Class B Common Stock and all outstanding Current Warrants have been duly authorized and validly issued in accordance with the USWS Charter and USWS Bylaws and are fully paid and nonassessable.

(c) As of the date of this Agreement, other than the USWS 2018 Long Term Incentive Plan, USWS has no equity compensation plans that contemplate the issuance of equity interests of USWS (or securities convertible into or exchangeable for equity interests of USWS). No indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which USWS stockholders may vote are issued or outstanding. Except for the Current Warrants and as contemplated by the USWS Charter and the USWS Holdings LLC Agreement (as defined below), including the Class B Common Stock and the LLC Units (as defined below), there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls, rights of first refusal, or other rights, convertible or exchangeable securities or written agreements obligating USWS or any of its Subsidiaries to issue, transfer or sell any equity interest in, USWS or securities convertible into or exchangeable for such equity interests, (ii) obligations of USWS or any of its Subsidiaries to repurchase, redeem or otherwise acquire any equity interests of USWS or any such securities or agreements listed in clause (i) of this sentence or (iii) proxy agreements or voting trusts or similar agreements to which USWS or any of its Subsidiaries is a party with respect to the voting of the equity interests of USWS. Except as set forth in the USWS SEC Documents or as contemplated by this Agreement, USWS has not entered into any agreements regarding the registration of any equity securities of USWS under the Securities Act.

(d) As of the date of this Agreement, except as disclosed in the USWS SEC Documents, neither USWS nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person, or is obligated to make any capital contribution to or any other investment in any other Person, other than with respect to USWS’s obligations under the USWS Holdings LLC Agreement. As of the date of this Agreement, USWS owns a sole managing member interest in USWS Holdings, LLC, a Delaware limited liability company (“USWS Holdings”), and 54,401,699 USWS Holdings Units (“LLC Units”); such sole managing member interest and LLC Units are duly authorized and validly issued in accordance with the USWS Holdings LLC Agreement and are fully paid (to the extent required under the USWS Holdings LLC Agreement) and non-assessable (except in the case except as such nonassessability may be affected by matters described in Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)) and such sole managing member interest and LLC Units are owned by USWS free and clear of all Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed under (x) the Senior Secured Term Loan Credit Agreement, dated May 7, 2019, by and among USWS, USWS Holdings, U.S. Well Services, LLC, the guarantors and initial lenders named therein, and CLMG Corp. and (y) the ABL Credit Agreement dated as of May 7, 2019 among USWS, USWS Holdings, U.S. Well Services, LLC, the lenders party thereto, Bank of America, N.A., as administrative agent, and the other parties thereto (the facilities described in clauses (x) and (y) above, collectively, the “Credit Facilities”), or the organizational documents of such Subsidiaries, as applicable). As of the date of this Agreement, USWS Holdings owns all of the shares of capital stock or other securities of, or interest in, each of its Subsidiaries, which are listed on Exhibit 21 to USWS’s most recent Form 10-K filing with the SEC.

(e) As of the date of this Agreement, (i) all of the issued and outstanding equity interests of each of the Subsidiaries of USWS Holdings are owned, directly or indirectly, by USWS Holdings free and clear of any Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed under the Credit Facilities or the organizational documents of such Subsidiaries, as applicable), and all such ownership interests have been duly authorized, validly issued and are fully paid (to the extent required in the organizational documents of such Subsidiaries, as applicable) and non-assessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act) and (ii) except as disclosed in the USWS SEC Documents, neither USWS nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person, or is obligated to make any capital contribution to or any other investment in any other Person.

(f) The Purchased Securities being purchased by each of the Purchasers hereunder will be duly authorized by USWS pursuant to the USWS Charter, the Certificate of Designations (with respect to the Series A Preferred Stock) and the Warrant Agreement (with respect to the Warrants) prior to the Initial Closing and, when issued and delivered by USWS to such Purchaser against payment therefor in accordance with the terms of this Agreement and the terms of the Purchased Securities, will be validly issued, fully paid and non-assessable and will be free of preemptive rights or any Liens and restrictions on transfer, other than (i) restrictions on transfer under the Certificate of Designations (with respect to the Series A Preferred Stock), the Warrant Agreement (with respect to the Warrants) or this Agreement and under applicable state and federal securities laws and (ii) such Liens as are created by such Purchaser or its Affiliates.

(g) 13,668,703 shares of Class A Common Stock, being equal to 19.99% of the total shares of Class A Common Stock and Class B Common Stock outstanding and which are issuable upon conversion or redemption of the Series A Preferred Stock (the “Underlying Preferred Shares”) and 3,422,221 shares of Class A Common Stock, which are issuable upon exercise of the Warrants (together with the Underlying Preferred Shares, the “Underlying Shares”) have been duly authorized and reserved pursuant to the USWS Charter, the Certificate of Designations (with respect to the Series A Preferred Stock) and the Warrant Agreement (with respect to the Warrants) and, upon issuance and delivery by USWS to such Purchaser in accordance with this Agreement and the terms of the Purchased Securities, will be duly authorized, validly issued, fully paid and non-assessable and will be free of any preemptive rights or any Liens and restrictions on transfer, other than (i) restrictions on transfer under the Certificate of Designations (with respect to the Series A Preferred Stock), the Warrant Agreement (with respect to the Warrants) or this Agreement and under applicable state and federal securities laws and (ii) such Liens as are created by such Purchaser or its Affiliates.

Section 3.03 USWS SEC Documents.

(a) Since December 31, 2018, USWS has filed with the SEC all forms, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents collectively the “USWS SEC Documents”). The USWS SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein (the “USWS Financial Statements”), at the time filed (except to the extent corrected by a subsequently filed USWS SEC Document filed prior to the date hereof) (i) did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein (in the light of the circumstances under which they were made) not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable, and (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

(b) The historical financial statements (including the related notes and supporting schedules) of USWS and its Subsidiaries included or incorporated by reference in the USWS SEC Documents comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except to the extent described therein.

(c) KPMG LLP is an independent, registered public accounting firm with respect to USWS and has not resigned or been dismissed as independent public accountants of USWS as a result of or in connection with any disagreement with USWS on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Except as disclosed in the USWS SEC Documents, since the date of the most recent balance sheet of USWS reviewed or audited by KPMG LLP, USWS has not been advised of (i) any significant deficiencies or material weakness in the design or operation of internal controls that are reasonably likely to adversely affect USWS’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in USWS’s internal controls over financial reporting.

Section 3.04 No Material Adverse Change. Except as set forth in or contemplated by the USWS SEC Documents, since the date of USWS’s most recent Form 10-K filing with the SEC, USWS and its Subsidiaries have conducted their respective businesses in the ordinary course, consistent with past practice, and there has been no (a) change, event, occurrence, effect, fact, circumstance or condition that has had or would be reasonably likely to have a Material Adverse Effect, (b) acquisition or disposition of any material asset by USWS or any of its Subsidiaries or any contract or arrangement therefor, other than acquisitions or dispositions for fair value in the ordinary course of business, acquisitions or dispositions as disclosed in the USWS SEC Documents, or (c) material change in USWS’s accounting principles, practices or methods.

Section 3.05 Litigation. Except as set forth in the USWS SEC Documents, there is no action, suit, or proceeding pending or, to USWS’s knowledge, threatened against or affecting any of USWS or its Subsidiaries or any of their respective officers, directors, properties or assets, which (a) questions the validity of this Agreement or the Basic Documents or the right of USWS to enter into this Agreement or the Basic Documents or the right to consummate the transactions contemplated by the Basic Documents or thereby or (b) individually or in the aggregate, would be reasonably likely to result in a Material Adverse Effect.

Section 3.06 No Conflicts; Compliance with Laws. The execution, delivery and performance by USWS of the Basic Documents and compliance by USWS with the terms and provisions hereof and thereof, and the issuance and sale by USWS of the Purchased Securities, does not and will not (a) assuming the accuracy of the representations and warranties of the Purchasers contained herein and their compliance with the covenants contained herein, violate any provision of any Law or permit having applicability to USWS or any of its Subsidiaries or any of their respective Properties, (b) conflict with or result in a violation or breach of any provision of the USWS Charter, the USWS Bylaws or other organizational documents of USWS or any organizational documents of any of USWS’s Subsidiaries, (c) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any contract, agreement, instrument, obligation, note, bond, mortgage, license, loan or credit agreement to which USWS or any of its Subsidiaries is a party or by which USWS or any of its Subsidiaries or any of their respective Properties may be bound, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by USWS or any of its Subsidiaries, except in the case of clause (a), (c) and (d) where any such conflict, violation, default, breach, termination, cancellation, failure to receive consent, approval or notice, or acceleration with respect to the foregoing provisions of this Section 3.06 would not be, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect.

Section 3.07 Authority, Enforceability. USWS has all necessary corporate power and authority to execute, deliver and perform its obligations under the Basic Documents, and the execution, delivery and performance by USWS of the Basic Documents has been duly authorized by all necessary action on the part of USWS. All corporate action required to be taken by the USWS for the authorization, issuance, sale and delivery of the Purchased Securities, the execution, delivery and performance of the Basic Documents by the USWS, and the consummation of the transactions contemplated by the Basic Documents shall have been validly taken. This Agreement has been duly and validly authorized, executed and delivered by USWS and constitutes and, when executed and delivered by USWS the other Basic Documents will be duly and validly authorized, executed and delivered by USWS and will constitute the legal, valid and binding obligations of USWS, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity and except as the rights to indemnification may be limited by applicable law. No approval from the holders of USWS’s Class A Common Stock, Class B Common Stock or Current Warrants is required in connection with USWS’s issuance and sale of the Purchased Securities to the Purchasers.

Section 3.08 Approvals. Except for the approvals required by the SEC in connection with any registration statement filed under the Registration Rights Agreement and for approvals that have already been obtained, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by USWS of any of the Basic Documents, except for (i) the filing of the Certificate of Designations in the office of the Secretary of State of Delaware or the filing with the SEC of a Current Report on Form 8-K, and (ii) where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption from, or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

Section 3.09 Investment Company Status. USWS is not and, immediately after the sale of the Purchased Securities and the application of the net proceeds from such sale will not be, required to register as an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.10 Certain Fees. No fees or commissions are or will be payable by USWS to brokers, finders or investment bankers with respect to the sale of any of the Purchased Securities or the consummation of the transactions contemplated by this Agreement. USWS agrees that it will indemnify and hold harmless each Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by USWS or alleged to have been incurred by USWS in connection with the sale of the Purchased Securities or the consummation of the transactions contemplated by this Agreement.

Section 3.11 Books and Records; Sarbanes-Oxley Compliance. USWS makes and keeps accurate books and records. There is and has been no failure on the part of USWS or any of USWS’s directors or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

Section 3.12 Listing and Maintenance Requirements. The Class A Common Stock is listed on the NASDAQ, and USWS has not received any notice of delisting that is in effect as of the date of this Agreement. USWS will use its commercially reasonable efforts to effect and maintain the listing of the Underlying Shares on the NASDAQ (or such other U.S. national securities exchange).

Section 3.13 Insurance. USWS and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. USWS does not have any reason to believe that it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

Section 3.14 Pre-Closing Covenants of USWS. From and after the date of this Agreement and until the Initial Closing hereunder, USWS will use commercially reasonable efforts to conduct its business in the ordinary course of business, preserve intact its existence and business organization and goodwill and present business relationships with all material customers, suppliers, licensors, distributors and others having significant business relationships with USWS, to the extent such relationships are beneficial to the USWS and its business.

Section 3.15 Disclosure of Transactions. On or before 5:30 p.m., New York City time, on or before the fourth Business Day following the date of this Agreement, USWS shall issue a press release or file a Current Report on Form 8-K describing the terms and conditions of the transactions contemplated by this Agreement and the Basic Documents.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES AND

COVENANTS OF THE PURCHASERS

Each Purchaser, severally and not jointly, hereby represents and warrants and covenants to USWS as follows:

Section 4.01 Existence. Such Purchaser is duly organized and validly existing and in good standing under the laws of its state of formation, with all necessary power and authority to own properties and to conduct its business as currently conducted.

Section 4.02 Authorization, Enforceability. Such Purchaser has all necessary legal power and authority to enter into, deliver and perform its obligations under this Agreement and the Basic Documents to which such Purchaser is or will be a party. The execution, delivery and performance by such Purchaser of this Agreement and the Basic Documents to which such Purchaser is or will be a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary legal action, and no further consent or authorization of such Purchaser is required. This Agreement and the Basic Documents to which such Purchaser is or will be a party have been duly executed and delivered by such Purchaser and constitute or, when executed by such Purchaser, will constitute legal, valid and binding obligations of such Purchaser; provided that, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity and except as the rights to indemnification may be limited by applicable law (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.03 No Breach. The execution, delivery and performance of this Agreement and the Basic Documents by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby or thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the property or assets of such Purchaser is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of such Purchaser, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Purchaser or the property or assets of such Purchaser, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not have a material adverse effect on the ability to consummate the transactions contemplated by this Agreement and the Basic Documents.

Section 4.04 Certain Fees. No fees or commissions are or will be payable by such Purchaser to brokers, finders or investment bankers with respect to the purchase of any of the Purchased Securities or the consummation of the transactions contemplated by this Agreement. Such Purchaser agrees, severally and not jointly with any other Purchaser, that it will indemnify and hold harmless USWS from and against any and all claims, demands or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Purchaser or alleged to have been incurred by such Purchaser in connection with the purchase of the Purchased Securities or the consummation of the transactions contemplated by this Agreement.

Section 4.05 Unregistered Securities.

(a) Accredited Investor Status; Sophisticated Purchasers. Such Purchaser is an “accredited investor” within the meaning of Rule 501 under the Securities Act and is able to bear the risk of its investment in Purchased Securities, the Conversion Shares and the Redemption Shares. Such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Purchased Securities, the Conversion Shares and the Redemption Shares.

(b) Information. Such Purchaser and its Representatives have been furnished with all materials relating to the business, finances and operations of USWS that have been requested and materials relating to the offer and sale of the Purchased Securities that have been requested by such Purchaser and its Representatives. Such Purchaser and its Representatives have been afforded the opportunity to ask questions of USWS. Neither such inquiries nor any other due diligence investigations conducted at any time by any Purchaser and Representatives shall modify, amend or affect such Purchaser’s right (i) to rely on USWS’s representations and warranties contained in Article III above or (ii) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in this Agreement, or any Basic Document. Such Purchaser understands that the purchase of the Purchased Securities involves a high degree of risk. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchased Securities.

(c) Cooperation. Such Purchaser shall cooperate reasonably with USWS to provide any information necessary for any applicable securities filings required to be made by USWS.

(d) Legends. Such Purchaser understands that the Purchased Preferred Stock will bear a restrictive legend substantially in the form as set forth in the Certificate of Designations and the Purchased Warrants will bear a restrictive legend substantially in the form as set forth in the Warrant Agreement.

(e) Purchase Representation. Such Purchaser is purchasing the Purchased Securities for its own account and not with a view to distribution in violation of any securities laws. Such Purchaser has been advised and understands that none of the Purchased Securities, the Conversion Shares or the Redemption Shares have been registered under the Securities Act or under the “blue sky” laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act). Such Purchaser has been advised and understands that USWS, in issuing the Purchased Securities, is relying upon, among other things, the representations and warranties of such Purchaser contained in this Article IV in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the Securities Act.

(f) Rule 144. Such Purchaser understands that there is no public trading market for the Purchased Securities, that none is expected to develop and that the Purchased Securities must be held indefinitely unless and until the Purchased Securities, the Conversion Shares or the Redemption Shares, as applicable, are registered under the Securities Act or an exemption from registration is available. Such Purchaser has been advised of and is aware of the provisions of Rule 144 promulgated under the Securities Act.

(g) Reliance by USWS. Such Purchaser understands that the Purchased Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and that USWS is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Purchased Securities, the Conversion Shares and the Redemption Shares.

Section 4.06 Short Selling. Such Purchaser has not engaged in any Short Sales involving Class A Common Stock owned by it between the time it first began discussions with USWS about the transaction contemplated by this Agreement and the date of execution of this Agreement.

Section 4.07 Lock-Up Agreement. Without the prior written consent of USWS, except in the case of a Permitted Transfer or as otherwise specifically provided in this Agreement, each Purchaser will not, during the period commencing on the date hereof and ending sixty (60) days after the date of the Initial Closing (such period, the “Purchaser Lock-Up Period”) (1) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Class A Common Stock or any of its Purchased Securities or (2) enter into any swap or other transaction or arrangement that transfers or that is designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, any of the economic consequences of ownership of its Purchased Securities, whether any such transaction described in clause (1) or (2) above (any such transaction described in clauses (1) and (2), a “Transfer”) is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise.

ARTICLE V

INDEMNIFICATION, COSTS AND EXPENSES

Section 5.01 Indemnification by USWS. USWS agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a third party claim, as a result of, arising out of, or in any way related to (i) the failure of any of the representations or warranties made by USWS contained herein to be true and correct in all material respects as of the date hereof (except with respect to any provisions including the word “material,” “Material Adverse Effect” or words of similar import, with respect to which such representations and warranties must have been true and correct) or (ii) the material breach of any covenants of USWS contained herein, provided that, in the case of the immediately preceding clause (i), such claim for indemnification is made prior to the expiration of such representation or warranty; provided, however, that for purposes of determining when an indemnification claim has been made, the date upon which a Purchaser Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to USWS shall constitute the date upon which such claim has been made.

Section 5.02 Indemnification by the Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify USWS and its respective Representatives (collectively, “USWS Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a third party claim, as a result of, arising out of, or in any way related to (i) the failure of any of the representations or warranties made by such Purchaser contained herein to be true and correct in all material respects as of the date hereof or (ii) the material breach of any of the covenants of such Purchaser contained herein, provided that, in the case of the immediately preceding clause (i), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty; provided, however, that for purposes of determining when an indemnification claim has been made, the date upon which a USWS Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to such Purchaser shall constitute the date upon which such claim has been made; provided, further, that the liability of such Purchaser shall not be greater in amount than such Purchaser’s Allocated Purchase Price.

Section 5.03 Indemnification Procedure. A claim for indemnification for any matter not involving a third party claim may be asserted by notice to the party from whom indemnification is sought; provided, however, that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification which it may claim in accordance with this Article V, except as otherwise provided in Sections 5.01 and 5.02. Promptly after any USWS Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle such claim, it shall promptly after such determination, and in no event later than five (5) days, notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and/or the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control relevant to the claim. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has, within ten (10) Business Days of when the Indemnified Party provides written notice of a claim, failed (y) to assume the defense or settlement of such claim and employ counsel or (z) to notify the Indemnified Party of such assumption, or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not contain any admission of wrong doing by, the Indemnified Party.

Section 5.04 Tax Treatment of Indemnification Payments. Any indemnification payments made under this Article V shall be treated for all tax purposes as an adjustment to the relevant Purchaser’s Allocated Purchase Price except as otherwise required by applicable Law.

ARTICLE VI

TERMINATION

Section 6.01 Termination. This Agreement may be terminated at any time:

(a) by mutual written consent of USWS and the Purchasers entitled to purchase a majority of the Purchased Securities as set forth on Schedule A;

(b) by either USWS or the Purchasers if any court of competent jurisdiction in the United States or other United States Governmental Authority shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action is or shall have become final and nonappealable;

(c) by either USWS or any Purchaser if the Initial Closing has not been consummated by June 6, 2019 (the “Outside Date”);

(d) by USWS if (i) there shall have been a breach of any representation or warranty on the part of the Purchasers set forth in this Agreement or in any other Basic Document, or if any such representation or warranty of the Purchasers shall have become untrue, in either case such that the conditions set forth in Section 2.04(c) would be incapable of being satisfied by the Outside Date; or (ii) there shall have been a breach in any material respect by the Purchasers of any of their respective covenants or agreements hereunder, and with respect to such clause (i) or (ii) the Purchasers have not cured such breach or inaccuracy within twenty (20) Business Days after receipt of written notice thereof from USWS; provided that USWS is not then in breach of any of its obligations hereunder; and

(e) by any Purchaser if (i) there shall have been a breach of any representation or warranty on the part of USWS set forth in this Agreement or in any other Basic Document, or if any such representation or warranty of USWS shall have become untrue, in either case such that the conditions set forth in Section 2.04(b) would be incapable of being satisfied by the Outside Date; or (ii) there shall have been a breach in any material respect by USWS of its covenants or agreements hereunder, and USWS has not cured such breach or inaccuracy within twenty (20) Business Days after receipt of written notice thereof from the Purchasers; provided that such Purchasers are not then in breach of any of their obligations hereunder.

Section 6.02 Certain Effects of Termination. If this Agreement is terminated by either USWS or the Purchasers as provided in Section 6.01:

(a) except as set forth in Section 7.03, this Agreement shall become null and void and have no further force or effect, but the parties shall not be released from any liability arising from or in connection with any breach hereof occurring prior to such termination; and

(b) the Confidentiality Agreements shall remain in effect.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Expenses. USWS hereby covenants and agrees to reimburse the Purchasers for reasonable and documented fees and expenses of one counsel to Crestview III USWS, L.P. and Crestview III USWS TE, LLC and one counsel to AG Energy Funding, LLC; provided that such fees and expenses do not exceed $250,000 and $50,000, respectively. All other costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not any Closing shall have occurred.

Section 7.02 Interpretation. Article, Section, Schedule and Exhibit references in this Agreement are references to the corresponding Article, Section, Schedule or Exhibit to this Agreement, unless otherwise specified. All Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever USWS has an obligation under the Basic Documents, the expense of complying with that obligation shall be an expense of USWS unless otherwise specified. Any reference in this Agreement to $ shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by any Purchaser, such action shall be in such Purchaser’s sole discretion, unless otherwise specified in this Agreement. If any provision in the Basic Documents is held to be illegal, invalid, not binding or unenforceable, (i) such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect and (ii) the parties hereto shall negotiate in good faith to modify the Basic Documents so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to the Basic Documents, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

Section 7.03 Survival of Provisions. The representations and warranties set forth in Sections 3.02(e), 3.02(f), 3.02(g), 3.07, 3.08, 3.10, 4.02, 4.04 and 4.05 hereunder shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth herein shall survive for a period of six (6) months following the final Closing Date regardless of any investigation made by or on behalf of USWS or the Purchasers. The covenants made in this Agreement or any other Basic Document shall survive the final Closing and remain operative and in full force and effect regardless of acceptance of any of the Purchased Securities and payment therefor and repayment, conversion or repurchase thereof. Regardless of any purported general termination of this Agreement, the provisions of Article V and all indemnification rights and obligations of USWS and the Purchasers thereunder, Section 6.02 and this Article VII shall remain operative and in full force and effect as between USWS and the Purchasers, unless USWS and the Purchasers execute a writing that expressly (with specific references to the applicable Section or subsection of this Agreement) terminates such rights and obligations as between USWS and the Purchasers.

Section 7.04 No Waiver; Modifications in Writing.

(a) Delay. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b) Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement or any other Basic Document shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Basic Document, any waiver of any provision of this Agreement or any other Basic Document and any consent to any departure by USWS from the terms of any provision of this Agreement or any other Basic Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on USWS in any case shall entitle USWS to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any party shall not be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

Section 7.05 Binding Effect; Assignment.

(a) Binding Effect. This Agreement shall be binding upon USWS, each Purchaser and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

(b) Assignment of Purchased Securities. All or any portion of Purchased Securities purchased pursuant to this Agreement may be sold, assigned or pledged by the Purchasers, subject to compliance with applicable securities laws, Sections 4.05(f) and 4.06 hereof and the Registration Rights Agreement, and, except as provided in the Basic Documents, any such assignment shall not affect the rights of the Purchasers hereunder.

(c) Assignment of Rights. Each Purchaser’s rights and obligations hereunder (including the right to seek indemnification) may be transferred or assigned in whole or in part by such Purchaser to any Affiliate of such Purchaser without the consent of USWS or the other parties hereto. Upon any such permitted transfer or assignment, references in this Agreement to the Purchasers (as they apply to the transferor or assignor, as the case may be) shall thereafter be deemed to include a reference to such transferee or assignee of such Purchaser unless the context otherwise requires. Without the written consent of USWS, which consent shall not be unreasonably withheld, no portion of the rights and obligations of any Purchaser under this Agreement may be assigned or transferred by such Purchaser or such a transferee of Purchased Securities to a Person that is not an Affiliate of such Purchaser. No portion of the rights and obligations of USWS under this Agreement may be transferred or assigned without the prior written consent of the Purchasers, which consent shall not be unreasonably withheld.

Section 7.06 Non-Disclosure. Notwithstanding anything herein to the contrary, the Confidentiality Agreements shall remain in full force and effect in accordance with their terms regardless of any termination of this Agreement. USWS, its Subsidiaries and any of their respective Representatives shall disclose the identity of, or any other information concerning, any Purchaser or any of their Affiliates only after providing such Purchaser a reasonable opportunity to review and comment on such disclosure (with such comments being incorporated or reflected, to the extent reasonable, in any such disclosure); provided, however, that nothing in this Section 7.06 shall delay any required filing or other disclosure with the SEC, NASDAQ or any Governmental Authority or otherwise hinder USWS, their Subsidiaries or their Representatives’ ability to timely comply with all laws or rules and regulations of the SEC, NASDAQ or other Governmental Authority.

Section 7.07 Communications. All notices and demands provided for hereunder shall be (i) in writing and shall be given by registered or certified mail, return receipt requested, facsimile, air courier guaranteeing overnight delivery or personal delivery, and (ii) via e-mail, to the following addresses:

(a) If to the Purchasers:

At such address indicated on Schedule A attached hereto.

(b) If to USWS:

U.S. Well Services, Inc.

1360 Post Oak Boulevard, Suite 1800

Houston, Texas 77056

Attention: Mark Wolf

Facsimile: (832) 562-3745

E-mail: MWolf@uswellservices.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, Texas 77002

Attention: Hillary H. Holmes

Facsimile: (346) 718-6902

E-mail: HHolmes@gibsondunn.com

or to such other address as USWS or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt if sent by overnight courier copy; when receipt is acknowledged, if sent via facsimile or e-mail; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 7.08 Removal of Legend. Each Purchaser may request USWS to remove the legend described in Section 4.05(d) from the certificates evidencing the Purchased Securities by submitting to USWS such certificates, together with an opinion of counsel to the effect that such legend is no longer required under the Securities Act or applicable state laws, as the case may be. USWS shall cooperate with reasonable requests of such Purchaser to effect the removal of such legend.

Section 7.09 Entire Agreement. This Agreement, the other Basic Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or the other Basic Documents with respect to the rights granted by USWS or any of its Affiliates or the Purchasers or any of their Affiliates set forth herein or therein. This Agreement, the other Basic Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 7.10 Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 7.11 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW

EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 7.12 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. A signed copy of this Agreement delivered by facsimile, portable document format (PDF) or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement; provided, however, that each party hereto shall deliver an original signed copy of this Agreement executed by such party to any other party hereto promptly upon the request of any such other party.

Section 7.13 Recapitalizations, Exchanges, Etc. Affecting the Purchased Securities. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of USWS or any successor or assign of USWS (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Purchased Securities.

Section 7.14 Certain Tax Matters.

(a) USWS shall pay any and all documentary, stamp or similar issue or transfer tax due on (x) the issue of the Purchased Securities and (y) the issue of shares of Class A Common Stock in connection with any exercise of the Purchased Warrants or upon conversion or redemption of the Purchased Preferred Stock.

(b) The Purchasers and USWS agree not to treat the Series A Preferred Stock (based on the terms as set forth in the Certificate of Designations) as “preferred stock” within the meaning of Section 305 of the Code and U.S. Treasury Regulation § 1.305-5 for U.S. federal income tax and withholding tax purposes and shall not take any position inconsistent with such treatment, including on any applicable U.S. federal income or state tax return or in connection with any audit or other proceeding, except as required by a final “determination” within the meaning of Section 1313(a) of the Code. USWS agrees that, provided that each Purchaser delivers to USWS a properly executed IRS Form W-9, or similar form sufficient to cause under current Law USWS (including any paying agent of USWS) to avoid a requirement to withhold on any payments or deemed payments to any such Purchaser, USWS (including any paying agent of USWS) will not withhold on any payments or deemed payments to any such Purchaser.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

U.S. WELL SERVICES, INC.

By:	/s/ Kyle O’Neill

Name:	Kyle O’Neill
Title:	Chief Financial Officer

[Signatures continued on following page.]

[Signature Page to Purchase Agreement]

CRESTVIEW III USWS, L.P.

By:	Crestview III USWS GenPar, LLC, its general partner

By:	/s/ Ross A. Oliver

Name:	Ross A. Oliver
Title:	General Counsel

[Signatures continued on following page.]

[Signature Page to Purchase Agreement]

CRESTVIEW III USWS TE, LLC

By:	/s/ Ross A. Oliver

Name:	Ross A. Oliver
Title:	General Counsel

[Signatures continued on following page.]

[Signature Page to Purchase Agreement]

AG ENERGY FUNDING, LLC

By:	Angelo, Gordon & Co., L.P., as its Manager

By:	/s/ Todd Dittman

Name:	Todd Dittman
Title:	Authorized Person

[Signatures continued on following page.]

[Signature Page to Purchase Agreement]

GEODE DIVERSIFIED FUND, A SEGREGATED ACCOUNT OF GEODE CAPITAL MASTER FUND LTD.

By: Geode Capital Management LP, its investment manager

By:	/s/ Jeffrey S. Miller

Name:	Jeffrey S. Miller
Title:	C.O.O.

[Signatures continued on following page.]

[Signature Page to Purchase Agreement]

DORCHESTER CAPITAL SECONDARIES IV, L.P.

By: Dorchester Private Equity Management, LLC, its general partner

By:	/s/ Stefanie Keuler

Name:	Stefanie Keuler
Title:	Authorized Signatory

[Signatures continued on following page.]

[Signature Page to Purchase Agreement]

DORCHESTER CAPITAL SECONDARIES OFFSHORE IV, L.P.

By: Dorchester Private Equity Management, LLC, its general partner

By:	/s/ Stefanie Keuler

Name:	Stefanie Keuler
Title:	Authorized Signatory

[Signatures continued on following page.]

[Signature Page to Purchase Agreement]

GORDEL HOLDINGS LIMITED

By:	/s/ Andreas Georgiou

Name:	Andreas Georgiou
Title:	Director

[Signature Page to Purchase Agreement]

Schedule A

Purchaser	Series A Preferred Stock	Warrants to Purchase Class A Common Stock	Allocated Purchase Price
Crestview III USWS, L.P. c/o Crestview Advisors, L.L.C. 590 Madison Avenue, 36th Floor New York, New York 10022 Attention: Adam J. Klein, Ross A. Oliver E-mail: aklein@crestview.com; roliver@crestview.com with a copy (which shall not constitute notice) to: Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 Attention: E. Ramey Layne, James M. Garrett Email: rlayne@velaw.com; jgarrett@velaw.com	19,060	1,016,515 at Initial Closing; 169,419 at each Follow-on Closings per Schedule B	$19,059,664.29

Crestview III USWS TE, LLC c/o Crestview Advisors, L.L.C. 590 Madison Avenue, 36th Floor New York, New York 10022 Attention: Adam J. Klein, Ross A. Oliver E-mail: aklein@crestview.com; roliver@crestview.com with a copy (which shall not constitute notice) to: Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 Attention: E. Ramey Layne, James M. Garrett Email: rlayne@velaw.com; jgarrett@velaw.com	940	50,151 at Initial Closing; 8,359 at each Follow-on Closings per Schedule B	$940,335.71

AG Energy Funding, LLC c/o Angelo Gordon & Co., L.P. 245 Park Avenue, 24th Floor New York, New York 10167 Attention: Chad Hanover Tel No.: 1-713-993-4300 Fax No.: 1-855-710-8110 Email: notices.AGEnergyFundingLLC@virtusllc.com	20,000	1,066,667 at Initial Closing; 177,778 at each Follow-on Closings per Schedule B	$20,000,000

Schedule A

Geode Diversified Fund, a segregated account of Geode Capital Master Fund Ltd. 100 Summer Street, 12th Floor Boston, Massachusetts 02110 Attention: General Counsel and Ted Blake Phone No.: (800) 777-6757 and (617) 392-2564 E-mail: matt.nevins@geodecapital.com and ted.blake@geodecapital.com	5,000	266,667 at Initial Closing; 44,444 at each Follow-on Closings per Schedule B	$5,000,000

Dorchester Capital Secondaries IV, L.P. 11111 Santa Monica Blvd., Suite 1250 Los Angeles, CA 90025 Attn: Craig T. Carlson Tel No. (310) 402-5090 Fax No. (310) 402-5091 Email: admin@dorchestercapital.com	1,645	87,733 at Initial Closing; 14,622 at each Follow-on Closings per Schedule B	$1,645,000

Dorchester Capital Secondaries Offshore IV, L.P. 11111 Santa Monica Blvd., Suite 1250 Los Angeles, CA 90025 Attn: Craig T. Carlson Tel No. (310) 402-5090 Fax No. (310) 402-5091 Email: admin@dorchestercapital.com	3,355	178,933 at Initial Closing; 29,822 at each Follow-on Closings per Schedule B	$3,355,000

Gordel Holdings Limited Trident Trust Company (B.V.I.) Limited Trident Chambers, P.O. Box 146 Road Town, Tortola, British Virgin Islands Email: funds@vsjmonaco.com	5,000	266,667 at Initial Closing; 44,444 at each Follow-on Closings per Schedule B	$5,000,000

Total	55,000	2,933,333 at Initial Closing; 488,888 at each Follow-on Closing	$55,000,000

Schedule A

Schedule B

Dates of Follow-On Closings: March 31, 2020, June 30, 2020, September 30, 2020, December 31, 2020, March 31, 2021, June 30, 2021, September 30, 2021, December 31, 2021 and March 31, 2022:

Purchaser	Additional Purchased Securities
Crestview III USWS, L.P.	169,419 Warrants
Crestview III USWS TE, LLC	8,359 Warrants
AG Energy Funding, LLC	177,778 Warrants
Geode Diversified Fund, a segregated account of Geode Capital Master Fund Ltd.	44,444 Warrants
Dorchester Capital Secondaries IV, L.P.	14,622 Warrants
Dorchester Capital Secondaries Offshore IV, L.P.	29,822 Warrants
Gordel Holdings Limited	44,444 Warrants

488,888 Warrants

Schedule B

		Year 1				Year 2				Year 3				Year 4				Year 5
	Issuance	8/24/2019	11/24/2019	2/24/2020	5/24/2020	8/24/2020	11/24/2020	2/24/2021	5/24/2021	8/24/2021	11/24/2021	2/24/2022	5/24/2022	8/24/2022	11/24/2022	2/24/2023	5/24/2023	8/24/2023	11/24/2023	2/24/2024	5/24/2024
Number of Shares Outstanding:
Beginning Balance	—	55,000	56,650	58,350	60,100	61,903	63,760	65,673	67,643	69,672	72,459	75,358	78,372	81,507	84,767	88,158	91,684	95,351	99,165	103,132	107,257
Plus: Preferred Stock Issued	55,000	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Plus: PIK Accrual	—	1,650	1,700	1,750	1,803	1,857	1,913	1,970	2,029	2,787	2,898	3,014	3,135	3,260	3,391	3,526	3,667	3,814	3,967	4,125	4,290
Ending Balance	55,000	56,650	58,350	60,100	61,903	63,760	65,673	67,643	69,672	72,459	75,358	78,372	81,507	84,767	88,158	91,684	95,351	99,165	103,132	107,257	111,548
Liquidation Preference / Share	$1,000.00	$1,030.00	$1,060.90	$1,092.73	$1,125.51	$1,159.27	$1,194.05	$1,229.87	$1,266.77	$1,317.44	$1,370.14	$1,424.94	$1,481.94	$1,541.22	$1,602.87	$1,666.98	$1,733.66	$1,803.01	$1,875.13	$1,950.13	$2,028.14
Series A Dividened Rate		12.0%	12.0%	12.0%	12.0%	12.0%	12.0%	12.0%	12.0%	16.0%	16.0%	16.0%	16.0%	16.0%	16.0%	16.0%	16.0%	16.0%	16.0%	16.0%	16.0%
	Per Share	Total
Example #1: All Preferred is Converted on 6/1/2020 (after 1 year anniversary)
Conversion Price	$6.67	$6.67
PIK Accrual Through 5/24/20	$125.51	$6,902,985
Days in Partial Period	8	8
Days in Full Period	92	92
PIK Accrual for Partial Period	$2.94	161,486
Total PIK Accrual	$128.44	$7,064,471
Liquidation Preference	$1,128	62,064,471
Conversion Ratio (Liquidation Preference / Conversion Price)	169.0	9,306,413
Price of Class A Common on Day Immediately Preceding Conversion	$8.00	$8.00
Net Share Settlement at Company election
Conversion Value (Conversion Ratio x Price of Common Prior to Conv.)	$1,352	$74,451,304
Cash Distributed to Preferred Holders	$1,000	$55,000,000
Class A Common Equity Distributed to Preferred Holders	$352	$19,451,304
Class A Common Shares Distributed to Preferred Holders	44	2,431,413
No Net Share Settlement
Class A Common Shares Distributed to Preferred Holders	169	9,306,413
Example #2: USWS Issues Common Equity on 9/30/2019; All Preferred Is Redeemed
PIK Accrual Through 9/30/2019 + Call Protection	$92.73	5,099,985
Liquidiation Preference	$1,093	60,099,985
Common equity is issued at $10.00 / share
Equity Offering Price	$10.00	$10.00
Conversion Ratio	164.0	9,011,844
Redemption Related Conversion Ratio	109.0	6,009,999
Class A Common Shares Distributed to Preferred Holders	109.0	6,009,999
Common equity is issued at $5.00 / share
Equity Offering Price	$5.00	$5.00
Conversion Ratio	164	9,011,844
Redemption Related Conversion Ratio	219	12,019,997
Class A Common Shares Distributed to Preferred Holders	164	9,011,844

Example #3: USWS is Acquired on 2/24/2021
PIK Accrual	$229.87	12,643,063
Liquidation Preference	$1,229.87	67,643,063
Conversion Ratio	184.0	10,142,909
30-day VWAP preceding Issuer Conversion Notice	$5.00	$5.00
COC Related Conversion Ratio	246.0	13,528,613
Class A Common Shares Distributed to Preferred Holders	246.0	13,528,613
30-day VWAP preceding Issuer Conversion Notice	$15.00	$15.00
COC Related Conversion Ratio	82.0	4,509,538
Class A Common Shares Distributed to Preferred Holders	184.0	10,142,909
Example #4: All Preferred is Converted on 5/24/2024
Conversion Price	$6.67	$6.67
PIK Accrual Through 5/24/24	$1,028.14	56,547,684
Liquidation Preference	$2,028.14	111,547,684
Conversion Ratio	304.1	16,726,298
Price of Class A Common on Day Immediately Preceding Conversion	$10.00	$10.00
Net Share Settlement at Company election
Conversion Value	$3,041	$167,262,984
Cash Distributed to Preferred Holders	$1,000	$55,000,000
Class A Common Equity Distributed to Preferred Holders	$2,041.15	$112,262,984
Class A Common Shares Distributed to Preferred Holders	204.0	11,226,298
No Net Share Settlement
Shares Distributed	304.0	16,726,298

EXHIBIT A-1

FORM OF CERTIFICATE OF DESIGNATIONS FOR

THE SERIES A PREFERRED STOCK

U.S. WELL SERVICES, INC.

CERTIFICATE OF DESIGNATIONS

Pursuant to Section 151 of the General

Corporation Law of the State of Delaware

SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK

(Par Value $0.0001 Per Share)

U.S. Well Services, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the “Board of Directors”) by the Second Amended and Restated Certificate of Incorporation of the Corporation (as amended from time to time in accordance with its terms and the General Corporation Law, the “Certificate of Incorporation”), which authorizes the Board of Directors, by resolution, to provide out of the unissued shares of the preferred stock (the “Preferred Stock”) for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights (if any), designations, powers, preferences and relative, participating, optional, special and other rights (if any) of each such series and any qualifications, limitations and restrictions thereof, and in accordance with the provisions of Section 151 of the General Corporation Law, the Board of Directors duly adopted on May 23, 2019 the following resolution:

RESOLVED, that the rights, powers and preferences, and the qualifications, limitations and restrictions, of the Series A Preferred Stock as set forth in the Certificate of Designations are hereby approved and adopted by the Board and Series A Preferred Stock is hereby authorized out of the Company’s authorized preferred stock, par value $0.0001 per share; and the form, terms and provisions of the Certificate of Designations are hereby approved, adopted, ratified and confirmed in all respects as follows:

1. General.

(a) The shares of such series shall be designated the Series A Redeemable Convertible Preferred Stock (hereinafter referred to as the “Series A Preferred Stock”). Concurrently with the adoption of this Certificate of Designations, the Board of Directors is authorizing warrants to acquire shares of Class A Common Stock (as defined below).

(b) Each share of Series A Preferred Stock shall be identical in all respects with the other shares of Series A Preferred Stock.

(c) The authorized number of shares of Series A Preferred Stock shall initially be 55,000, which number may from time to time be increased or decreased by resolution of the Board of Directors as permitted by the General Corporation Law.

(d) For purposes of this Certificate of Designations, “Capital Stock” of any person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such person. The Series A Preferred Stock shall, with respect to dividend rights and rights upon a liquidation, winding-up or dissolution of the Corporation, rank:

(i) senior to the Class A Common Stock, par value $0.0001 per share, of the Corporation (“Class A Common Stock”), the Class B Common Stock, par value $0.0001 per share, of the Corporation (“Class B Common Stock”), and any other class or series of Capital Stock of the Corporation, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series A Preferred Stock with respect to dividend rights or rights upon a liquidation, winding-up or dissolution of the Corporation (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Capital Stock, the “Junior Stock”);

(ii) on a parity with any class or series of Capital Stock of the Corporation, the terms of which provide that such class or series ranks on a parity with the Series A Preferred Stock with respect to dividend rights or rights upon a liquidation, winding-up or dissolution of the Corporation (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Capital Stock, the “Parity Stock”); and

(iii) junior to any class or series of Capital Stock of the Corporation (other than Class A Common Stock and Class B Common Stock), the terms of which expressly provide that such class or series ranks senior to the Series A Preferred Stock with respect to dividend rights or rights upon a liquidation, winding-up or dissolution of the Corporation (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Capital Stock, the “Senior Stock”).

(e) For purposes of this Certificate of Designations, the following terms have meanings set forth in the Section indicated:

Term	Section
30-Day VWAP	Section 7(d)
ABL Credit Agreement	Section 8(a)
Authorized Per Share Amount	Section 7(n)
Authorized Share Amount	Section 5(a)
Board of Directors	Preamble
Business Day	Section 4(b)
Capital Stock	Section 1(d)
Certificate of Incorporation	Preamble
Change of Control	Section 8(c)(iv)

Change of Control Cash Redemption Amount	Section 8(c)(i)
Class A Common Stock	Section 1(d)(i)
Class B Common Stock	Section 1(d)(i)
COC Forced Conversion	Section 7(d)
COC Related Conversion Ratio	Section 7(d)
Conversion Notice	Section 7(a)
Conversion Price	Section 7(a)
Conversion Ratio	Section 7(a)
Conversion Value	Section 7(e)(ii)
Corporation	Preamble
Credit Facilities	Section 8(a)
Dividend Payment Date	Section 2(a)
Dividend Period	Section 2(a)
Excess Share Amount	Section 7(e)(ii)
General Corporation Law	Preamble
Issuance Date	Section 2(a)
Issuer Conversion Notice	Section 7(b)
Issuer Forced Conversion	Section 7(b)
Junior Stock	Section 1(d)(i)
Liquidation	Section 3(a)
Liquidation Distribution	Section 3(a)
Liquidation Preference	Section 3(a)
Measurement Period	Section 7(b)
National Securities Exchange	Section 7(b)
Net Share Settlement	Section 7(e)(ii)
Optional Holder Conversion	Section 7(a)
Parity Stock	Section 1(d)(ii)
Permitted Holder	Section 8(c)(iv)
PIK Accrual	Section 2(d)
Preferred Stock	Preamble
Redemption Notice	Section 8(a)
Redemption Price	Section 8(a)
Redemption Related Conversion Ratio	Section 8(a)
Redemption Shares	Section 8(a)
Senior Stock	Section 1(d)(iii)
Series A Dividend	Section 2(a)
Series A Dividend Rate	Section 2(a)
Series A Preferred Stock	Section 1(a)
Term Loan Credit Agreement	Section 8(a)

2. Dividends.

(a) Holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, and the Corporation shall pay, out of funds lawfully available therefor, cumulative dividends at the rate per share of Series A Preferred Stock equal to the Series A Dividend Rate (the “Series A Dividend”). The “Series A Dividend Rate” shall mean (i) for the period commencing on the closing date of the first issuance of the applicable shares of the Series A Preferred Stock (the “Issuance Date”) and ending on the second anniversary of the Issuance Date, 12.00% per annum on the then-applicable Liquidation Preference (as defined herein) per share of Series A Preferred Stock, and (ii) from and after the day following the second anniversary of the Issuance Date, 16.00% per annum on the then-applicable Liquidation Preference per share of Series A Preferred Stock. The period from the Issuance Date to and including August 24, 2019 and each period from but excluding a Dividend Payment Date to and including the following Dividend Payment Date is herein referred to as a “Dividend Period.” “Dividend Payment Date” shall mean February 24, May 24, August 24 and November 24 of each year, commencing on August 24, 2019.

(b) Series A Dividends shall be payable quarterly or in arrears at the Series A Dividend Rate and shall compound quarterly and accumulate, whether or not earned or declared, from the most recent date on which dividends have been paid, or, if no dividends have been paid, from the Issuance Date.

(c) If a Series A Dividend is declared by the Board of Directors, then such Series A Dividend shall be paid in cash. The Board of Directors shall not be required to declare any Series A Dividends, and any declaration of a Series A Dividend shall be solely at the discretion of the Board of Directors of the Corporation.

(d) If a cash dividend is not declared and paid in cash on a Dividend Payment Date, then in full discharge of any accrual of cash dividends for such Dividend Period, the Liquidation Preference of each outstanding share of Series A Preferred Stock, regardless of its date of issue, shall automatically increase on such Dividend Payment Date by an amount equal to the Series A Dividend Rate multiplied by the Liquidation Preference in effect immediately after the immediately prior Dividend Payment Date (or the Issuance Date in respect of the first Dividend Period) (such automatic increase, the “PIK Accrual”).

(e) Holders of Series A Preferred Stock shall fully participate, on an as-converted basis, in any dividends declared and paid or distributions on Class A Common Stock as if the Series A Preferred Stock were converted into shares of Class A Common Stock as of the record date for such dividend or distribution, at the Conversion Rate in effect on such record date.

3. Liquidation.

(a) Prior to conversion pursuant to Section 7, in the event of a liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary (a “Liquidation”), after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of Series A Preferred Stock shall be entitled to receive, in respect of any shares of Series A Preferred Stock held by them, out of assets of the Corporation available for distribution to stockholders of the Corporation or their assignees, and subject to the rights of any outstanding shares of Senior Stock and before any amount shall be distributed to the holders of Junior Stock, a liquidating distribution (the “Liquidation Distribution”) in an amount equal to the greater of (i) the then-applicable Liquidation Preference, including, for the avoidance of doubt, any adjustment for a PIK Accrual, and (ii) the amount such holder of Series A Preferred

Stock would have been entitled to receive had such holder converted its shares of Series A Preferred Stock into shares of Class A Common Stock at the then-applicable Conversion Ratio immediately prior to such Liquidation. The “Liquidation Preference” shall equal $1,000 per share of Series A Preferred Stock, which amount shall be adjusted as the result of any PIK Accrual and as otherwise set forth herein. If, upon a Liquidation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the then outstanding shares of Series A Preferred Stock and the holders of any shares of Parity Stock ranking on a parity with the Series A Preferred Stock with respect to any distribution of assets upon Liquidation are insufficient to pay in full the amount of all such Liquidation Preference payable with respect to the Series A Preferred Stock and any such Parity Stock, then the holders of Series A Preferred Stock and such Parity Stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled.

(b) The Corporation shall provide the holders of Series A Preferred Stock appearing on the stock books of the Corporation as of the date of such notice at the address of said holder shown therein with written notice of (i) any voluntary Liquidation promptly after such Liquidation has been approved by the Board of Directors and at least five (5) days prior to the effective date of such Liquidation and (ii) any involuntary Liquidation promptly upon the Corporation becoming aware of any instituted proceeding in respect thereof. Such notice shall state a distribution or payment date, the amount of the Liquidation Preference and the place where the Liquidation Preference shall be distributable or payable.

(c) After the payment in cash or proceeds to the holders of shares of the Series A Preferred Stock of the full amount of the Liquidation Distribution with respect to outstanding shares of Series A Preferred Stock, the holders of outstanding shares of Series A Preferred Stock shall have no right or claim, based on their ownership of shares of Series A Preferred Stock, to the remaining assets of the Corporation, if any. Whenever any such distribution shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in the good faith reasonable discretion of the Board of Directors or liquidating trustee, as the case may be.

4. Voting.

(a) General. Except as otherwise required by the General Corporation Law, other applicable law, the Certificate of Incorporation, or this Certificate of Designations, holders of Series A Preferred Stock shall not be entitled to any vote on matters submitted to the Corporation’s stockholders for approval. In any case in which the holders of the Series A Preferred Stock shall be entitled to vote pursuant to the General Corporation Law, other applicable law, the Certificate of Incorporation, or this Certificate of Designations, each holder of Series A Preferred Stock entitled to vote with respect to such matter shall be entitled to one vote per share of Series A Preferred Stock.

(b) Protective Provisions. In addition to any vote required by the General Corporation Law, other applicable law, the Certificate of Incorporation, or this Certificate of Designations, for so long as any of the shares of Series A Preferred Stock shall remain outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, take any of the following actions, including whether by merger, consolidation or otherwise, without (in addition to any other vote required the General Corporation Law, other applicable law, the Certificate of Incorporation, or this Certificate of Designations) the written consent or affirmative vote of the holders of at least seventy-five percent (75%) of the then outstanding shares of Series A Preferred Stock and the Parity Stock, consenting or voting as a single class, by relative liquidation value, to:

(i) authorize or create, or increase the authorized amount of, or issue any class or series of Senior Stock or reclassify or amend the provisions of any existing class of securities of the Corporation into shares of Senior Stock;

(ii) authorize, create or issue any stock or debt instrument or other obligation that is convertible or exchangeable into shares of its Senior Stock (or that is accompanied by options or warrants to purchase such Senior Stock);

(iii) amend, alter or repeal any provision of the Certificate of Incorporation or this Certificate of Designations in a manner that adversely affects the rights, preferences, privileges or powers of the Series A Preferred Stock;

(iv) declare or pay any dividends or other distributions in cash or property with respect to its Capital Stock (other than dividends or other distributions of cash or property paid on the Series A Preferred Stock);

(v) redeem, repurchase, recapitalize or acquire shares of its Class A Common Stock or other Junior Stock (other than with respect to customary repurchase rights or tax withholding arrangements with respect to equity awards or benefit plans and the exchange of outstanding warrants consistent with past practice or as contemplated by the Certificate of Incorporation as in effect on the date hereof with respect to the Class B Common Stock); or

(vi) notwithstanding anything to the contrary herein, repurchase, recapitalize or acquire shares of its Capital Stock in a transaction that would be treated, in whole or in part, as a dividend for U.S. federal income tax purposes (unless such redemption, repurchase, recapitalization or acquisition, based on the Corporation’s reasonable determination, is an isolated transaction within the meaning of U.S. Treasury Regulations Section 1.305-3(b)(3) or is in connection with a Change of Control).

If the Corporation shall propose to take any action enumerated above in clauses (i) through (vi) of this Section 4(b) then, and in each such case, the Corporation shall give notice of such proposed action to each holder of record of the shares of Series A Preferred Stock appearing on the stock books of the Corporation as of the date of such notice at the address of said holder shown therein. Such notice shall specify, inter alia (x) the proposed effective date of such action; (y) the date on which a record is to be taken for the purposes of such action, if applicable; and (z) the other material terms of such action. Such notice shall be given at least ten (10) calendar days prior to the applicable date or effective date specified above. For the purposes of this Certificate of Designations, “Business Day” shall mean each day that is not a Saturday, Sunday or other day on which banking institutions in Houston, Texas or New York, New York are authorized or required by law to close. If at any time the Corporation shall cancel any of the proposed actions for which notice has been given under this Section 4(b) prior to the consummation thereof, the Corporation shall give prompt notice of such cancellation to each holder of record of the shares of Series A Preferred Stock appearing on the stock books of the Corporation as of the date of such notice at the address of said holder shown therein. For the avoidance of doubt, if a holder of record of shares of Series A Preferred Stock does not respond to the aforementioned notice, such non-response shall in no way be deemed to constitute the written consent or affirmative vote of such holder regarding any of the aforementioned actions in this Section 4(b) or described within such notice.

5. Reservation of Class A Common Stock.

(a) At any time that any Series A Preferred Stock is outstanding, the Corporation shall from time to time take all lawful action within its control to cause the authorized capital stock of the Corporation to include a number of authorized but unissued shares of Class A Common Stock equal to 13,668,703 shares (the “Authorized Share Amount”) (for the avoidance of doubt, taking into account any other obligations of the Corporation to reserve Class A Common Stock upon the conversion, exchange or exercise of other securities of the Corporation, including, without limitation, any warrants to acquire shares of Class A Common Stock, such that any other reservation may not be counted toward the reservation of Class A Common Stock hereunder).

(b) If any shares of Class A Common Stock to be reserved for the purpose of conversion of the Series A Preferred Stock require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Corporation shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

6. Certificates.

(a) The Series A Preferred Stock shall be evidenced by certificates in such form as the Board of Directors may approve and, subject to the satisfaction of any applicable legal, regulatory and contractual requirements, may be assigned or transferred in a manner identical to the assignment and transfer of other stock; unless and until the Board of Directors determines to assign the responsibility to another person, Continental Stock Transfer & Trust Company will act as the registrar and transfer agent for the Series A Preferred Stock. The certificates evidencing Series A Preferred Stock shall be separately identified and shall not bear the same CUSIP number as the certificates evidencing Class A Common Stock or Class B Common Stock, or any other security of the Corporation.

(b) The certificate(s) representing the Series A Preferred Stock may be imprinted with a legend in substantially the following form:

“THE SECURITIES IDENTIFIED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.”

7. Conversion.

(a) Following the first anniversary of the Issuance Date, each holder of Series A Preferred Stock shall have the option from time to time, exercisable by delivery of written notice to the Corporation substantially in the form attached hereto as Annex A-1 (the “Conversion Notice”), to convert all or a portion of such holder’s shares of Series A Preferred Stock into Class A Common Stock at the Conversion Ratio (an “Optional Holder Conversion”); provided that the Corporation shall not be required to honor such request if (i) such holder has previously delivered a Conversion Notice, in respect of an Optional Holder Conversion, during the same fiscal quarter or (ii) such Optional Holder Conversion does not involve an underlying conversion value of Class A Common Stock of at least $1,000,000 based on the Liquidation Preference on the date of the Conversion Notice (unless such lesser amount relates to all of a holder’s and its affiliates’ Series A Preferred Stock). The “Conversion Ratio” means, for each share of Series A Preferred Stock, the quotient of (i) the Liquidation Preference as of the date of the conversion and (ii) the then applicable Conversion Price. The “Conversion Price” shall initially be $[●],1 which may be adjusted from time to time as set forth herein.

(b) Following the third anniversary of the Issuance Date, if (i) the closing price of the Class A Common Stock reported by the principal national securities exchange on which the Class A Common Stock is then listed for trading (the “National Securities Exchange”) is greater than one hundred thirty percent (130%) of the Conversion Price for twenty (20) trading days during any (30) consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Corporation provides the Issuer Conversion Notice as set forth below (the “Measurement Period”), (ii) the average daily trading volume of the Class A Common Stock on the National Securities Exchange exceeded 250,000 for twenty (20) trading days during the Measurement Period (including the last day of such period) and (iii) the Corporation has an effective registration statement on file with the Securities and Exchange Commission covering resales of the underlying Class A Common Stock to be received upon any such conversion, then the Corporation shall have the option from time to time, exercisable by delivery of written notice to the record holders of the shares of Series A Preferred Stock as of the date of such notice at the address of said holder shown on the stock books of the Corporation substantially in the form attached hereto as Annex A-2 (the “Issuer Conversion Notice”), to convert some or all of the outstanding shares of Series A Preferred Stock into Class A Common Stock at the Conversion Ratio (an “Issuer Forced Conversion”) on a date specified in the Issuer Conversion Notice that is no later than the second Business Day following such Issuer Conversion Notice. If the Corporation elects to cause less than all the outstanding shares of the Series A Preferred Stock to be converted, the Corporation shall select the Series A Preferred Stock to be converted from each holder of Series A Preferred Stock appearing on the stock books of the Corporation on a pro rata basis.

(c) [Reserved.]

[1]	Note to Draft: Equal to the VWAP per share of Class A Common Stock for the thirty trading days immediately preceding the public announcement of the transaction, less a 10% discount.

(d) For so long as (x) the Term Loan Credit Agreement is in effect, upon the occurrence of a Change of Control prior to the one hundred eighty first (181st) day following the Term Loan Maturity Date (as defined in the Term Loan Credit Agreement in effect as of the date hereof) and prior to a Repayment Event (as defined in the Term Loan Credit Agreement) and (y) the ABL Credit Agreement is in effect, upon the occurrence of a Change of Control prior to the one hundred eighty first (181st) day following the Maturity Date (as defined in the ABL Credit Agreement in effect on the date hereof) and the repayment in full of the Obligations and termination of all Commitments (as each term is defined in the ABL Credit Agreement in effect as of the date hereof), the Corporation shall have the option, exercisable by delivery of an Issuer Conversion Notice at least one Business Day prior to such Change of Control, to convert on a date specified in such Issuer Conversion Notice no later than the second Business Day following such Issuer Conversion Notice some or all of the outstanding shares of Series A Preferred Stock into Class A Common Stock at the greater of (i) the Conversion Ratio as of the date of such conversion and (ii) the quotient of (A) the Liquidation Preference as of the date of such conversion and (B) the volume-weighted average trading price of the Class A Common Stock on the principal National Securities Exchange on which the Class A Common Stock is then listed for trading for the thirty (30) trading day period (including the last day of such period) (the “30-Day VWAP”) immediately preceding the date of such Issuer Conversion Notice (such greater amount, the “CoC Related Conversion Ratio” and such a conversion, a “CoC Forced Conversion”).

(e) In the event a holder of shares of the Series A Preferred Stock has elected an Optional Holder Conversion pursuant to Section 7(a), or in the event the Corporation has elected an Issuer Forced Conversion pursuant to Section 7(b) above or a CoC Forced Conversion pursuant to Section 7(d) above, the Corporation shall settle the conversion obligation as follows:

(i)

In the case of Series A Preferred Stock converted pursuant to Sections 7(a), (b) or (d) the Corporation shall deliver, no later than two Business Days following the conversion date, a number of shares of Class A Common Stock equal to the Conversion Ratio or COC Related Conversion Ratio, as applicable; provided that the Issuer may elect, by notice to the holders effecting an Optional Holder Conversion no later than the Business Day following delivery of the Conversion Notice, or in the relevant Issuer Conversion Notice, as applicable, to settle its conversion obligation by Net Share Settlement no later than two Business Days following the conversion date.

(ii)

“Net Share Settlement” shall mean the payment of cash and delivery of shares of Class A Common Stock, if any, with respect to each converted or redeemed, as applicable, share of Series A Preferred Stock as follows: (i) cash in an amount equal to the sum of (X) the lesser of (A) $1,000 and (B) the product of (1) the Conversion Ratio, the CoC Related Conversion Ratio or the Redemption Related Conversion Ratio, as applicable, and (2) the closing price of the Class A Common Stock on the trading day immediately preceding the related conversion date (the “Conversion Value”), and (Y) the Excess Share Amount; and (ii) if the Conversion Value is greater than $1,000, a number of shares of Class A Common Stock equal to the quotient of (A) the difference between the Conversion Value and $1,000 and (B) the closing price of the Class A Common Stock on the trading day immediately preceding the related conversion date;

provided, that the number of shares of Class A Common Stock to be issued in connection with a Net Share Settlement shall not exceed the Authorized Per Share Amount. “Excess Share Amount” shall mean an amount equal to the product of (a) the number of shares of Class A Common Stock that would be issuable pursuant to clause (ii) of Net Share Settlement above which are in excess of the Authorized Share Amount and (b) the closing price of the Class A Common Stock on the trading day immediately following the date the Issuer provides notice of its election for a Net Share Settlement.

(f) Any Class A Common Stock delivered as a result of conversion pursuant to this Section 7 shall be validly issued, fully paid and non-assessable, free and clear of any preemptive right, liens, claims, rights or encumbrances other than those arising under the General Corporation Law or the Amended and Restated Bylaws of the Corporation. Immediately following the settlement of any conversion, if any, the rights of the holders of converted Series A Preferred Stock shall cease and the persons entitled to receive shares of Class A Common Stock upon the conversion of shares of Series A Preferred Stock shall be treated for all purposes as having become the owners of such shares of Class A Common Stock. Concurrently with such conversion, the converted shares of Series A Preferred Stock shall cease to be outstanding, shall be canceled and the shares of Series A Preferred Stock formerly designated pursuant to this Certificate of Designations shall be restored to authorized but unissued shares of Preferred Stock.

(g) If, after the Issuance Date, the Corporation (i) makes a distribution on its Class A Common Stock in cash, securities (including Class A Common Stock) or other property or assets, (ii) subdivides or splits its outstanding Class A Common Stock into a greater number of Class A Common Stock, (iii) combines or reclassifies its Class A Common Stock into a smaller number of Class A Common Stock or (iv) issues by reclassification of its Class A Common Stock any securities (including any reclassification in connection with a merger, consolidation or business combination in which the Corporation is the surviving person), then the Conversion Price in effect at the time of the record date for such distribution or of the effective date of such subdivision, split, combination, or reclassification shall be proportionately adjusted so that the conversion of the Series A Preferred Stock after such time shall entitle the holder to receive the aggregate number of Class A Common Stock (or shares of any securities into which such shares of Class A Common Stock would have been combined, consolidated, merged or reclassified pursuant to clauses (iii) and (iv) above) that such holder would have been entitled to receive if the Series A Preferred Stock had been converted into Class A Common Stock immediately prior to such record date or effective date, as the case may be, and in the case of a merger, consolidation or business combination in which the Corporation is the surviving person, the Corporation shall provide effective provisions to ensure that the provisions in this Certificate of Designations relating to the Series A Preferred Stock shall not be abridged or amended and that the Series A Preferred Stock shall thereafter retain the same powers, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions thereon, that the Series A Preferred Stock had immediately prior to such transaction or event. An adjustment made pursuant to this Section 7(g) shall become effective immediately after the record date in the case of a distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification (including any reclassification in connection with a merger, consolidation or business combination in which the Corporation is the surviving person) or split. Such adjustment shall be made successively whenever any event described above shall occur.

(h) At least fifteen (15) days prior to the consummation of any recapitalization, reorganization, consolidation, Change of Control, spin-off or other business combination (not otherwise addressed in Section 7(g) above) (a “Corporation Event”), the Corporation shall notify each holder of Series A Preferred Stock of such event (such notice to set forth in reasonable detail the material terms and conditions of such Corporation Event and the securities, cash or other assets, if any, which a holder of Series A Preferred Stock and Class A Common Stock (each on a per share basis) would receive upon the consummation of such event, to the extent known by the Corporation at the time); provided that the Corporation shall not be obligated to provide any holder with information that is otherwise not publicly available.

(i) Notwithstanding any of the other provisions of this Section 7, no adjustment shall be made to the Conversion Price pursuant to Section 7(g) as a result of any of the following:

(i) the grant of Class A Common Stock or options, warrants or rights to purchase Class A Common Stock to employees, officers or directors of the Corporation or its subsidiaries, under compensation plans and agreements approved in good faith by the Board of Directors; provided, that in the case of options, warrants or rights to purchase Class A Common Stock, the exercise price per Class A Common Stock shall not be less than the closing price of the Class A Common Stock (as reported by the National Securities Exchange) on the date such option, warrant or other right is issued;

(ii) the issuance of any Class A Common Stock as all or part of the consideration to effect (A) the closing of any acquisition by the Corporation of assets of a third party in an arm’s-length transaction or (B) the consummation of a merger, consolidation or other business combination of the Corporation with another entity in which the Corporation survives and the Class A Common Stock remain outstanding to the extent such transaction(s) is or are validly approved by the vote or consent of the Board of Directors;

(iii) without duplication of Section 7(i)(i) above, the issuance of options, warrants or other rights to purchase Class A Common Stock, or securities exercisable or convertible into or exchangeable for Class A Common Stock (or options, warrants or other rights to purchase any such securities that are exercisable or convertible into or exchangeable for Class A Common Stock, in each case, that are outstanding on the Issuance Date (including, for the avoidance of doubt, the warrants exercisable for Class A Common Stock issued on the Issuance Date)); and

(iv) the issuance of securities for which an adjustment is made under another provision of this Section 7.

(j) Upon any adjustment to the Conversion Price pursuant to this Section 7, the Corporation promptly shall deliver to each holder of Series A Preferred Stock a certificate signed by an appropriate officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

(k) The Corporation shall pay any and all issue, documentary, stamp and other taxes, excluding any income, franchise, property or similar taxes, that may be payable in respect of any issue or delivery of Class A Common Stock on conversion of Series A Preferred Stock pursuant hereto. However, the holder of any Series A Preferred Stock shall pay any tax that is due because Class A Common Stock issuable upon conversion thereof are issued in a name other than such holder’s name.

(l) No fractional Class A Common Stock shall be issued upon the conversion of any Series A Preferred Stock. All Class A Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional stock. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a Class A Common Stock, the Corporation shall not issue a fractional Class A Common Stock but shall round the fractional Class A Common Stock to the nearest whole Class A Common Stock (and a 0.5 of a share of Class A Common Stock shall be rounded up to the next higher share of Class A Common Stock).

(m) The Corporation agrees that it will act in good faith to make any adjustment(s) required by this Section 7 equitably and in such a manner as to afford the holders of Series A Preferred Stock the benefits of the provisions hereof, and will not intentionally take any action to deprive such holders of the express benefit hereof.

(n) In connection with any conversion of Series A Preferred Stock pursuant to this Certificate of Designations (for the avoidance of doubt, including any conversion settled through Net Share Settlement), no share of Series A Preferred Stock shall be entitled to convert into greater than 248 shares of Class A Common Stock (the “Authorized Per Share Amount”), subject to the following adjustments:

(i) immediately following any redemption of Series A Preferred Stock pursuant to this Certificate of Designations, the Authorized Per Share Amount of each share of Series A Preferred Stock outstanding immediately following such redemption shall automatically increase in amount equal to (A) the total Authorized Per Share Amount of each share of Series A Preferred Stock so redeemed divided by (B) the total number of outstanding shares of Series A Preferred Stock immediately following such redemption;

(ii) immediately following any conversion of Series A Preferred Stock pursuant to this Certificate of Designations (for the avoidance of doubt, including any conversion settled through Net Share Settlement), the Authorized Per Share Amount of each share of Series A Preferred Stock outstanding immediately following such conversion shall automatically increase in an amount equal to (A) the sum of the difference, for all Series A Preferred Stock converted in such conversion, between (x) the total Authorized Per Share Amount of each share of Series A Preferred Stock so converted (y) the number of shares of Class A Common Stock, if any, issued upon conversion of such share of Series A Preferred Stock divided by (B) the total number of outstanding shares of Series A Preferred Stock immediately following such conversion; and

(iii) immediately following the occurrence of any event that would permit an increase in the Authorized Share Amount pursuant to the applicable rules of the National Securities Exchange on which the Class A Common Stock is then listed for trading, including a subdivision, split, combination, or reclassification of the Class A Common Stock, the Authorized Per Share Amount of each outstanding share of Series A Preferred Stock shall automatically increase on a pro rata basis to the maximum amount permitted under the applicable rules of such National Securities Exchange.

(o) Upon the request of a holder of Series A Preferred Stock, the Corporation shall provide the Authorized Per Share Amount to such holder within three (3) business days.

(p) Notwithstanding anything in this Section 7 to the contrary, if a proposed conversion would (i) require approvals under, or conflict with, the terms of (A) the Senior Secured Term Loan Credit Agreement, dated May 7, 2019, by and among the Corporation, USWS Holdings, LLC, U.S. Well Services, LLC, the guarantors and initial lenders named therein and CLMG Corp, in effect as of the date hereof (the “Term Loan Credit Agreement”), or (B) the terms of the ABL Credit Agreement dated as of May 7, 2019 among USWS, US Holdings, LLC, the lenders party thereto, Bank of America, N.A., as administrative agent, and the other parties thereto, in effect as of the date hereof (the “ABL Credit Agreement” and together with the Term Loan Credit Agreement, the “Credit Facilities”), or (ii) require the approval of holders of the Class A Common Stock pursuant to the applicable rules of the NASDAQ Stock Market, such conversion shall be limited to the number of shares of Series A Preferred Stock that would not require any approvals or result in any conflicts. Notwithstanding the foregoing or Section 7, to the extent any cash payment in connection with a Net Share Settlement would require approvals under, or conflict with, the Credit Facilities, the cash portion of the Net Share Settlement shall be limited by such amount and the Corporation shall deliver the balance of its obligations under such Net Share Settlement by instead delivering shares of Class A Common Stock with such shares of Class A Common Stock valued at the closing price of the Class A Common Stock on the trading day immediately preceding the conversion date.

8. Redemption

(a) The Corporation has the option in its sole discretion, from time to time other than in connection with a Liquidation, to redeem all or a portion (but in no less than $1,000,000 increments based on the Liquidation Preference as of the date of the Redemption Notice (or such lesser amount to the extent the Redemption Notice relates to all of the outstanding shares of the Series A Preferred Stock)) of the then outstanding shares of Series A Preferred Stock, for an amount per share of Series A Preferred Stock equal to the Liquidation Preference as of the date of redemption (the “Redemption Price”), subject to a holder’s right to elect Net Share Settlement set forth below; provided, that if the Corporation exercises such redemption option prior to the nine-month anniversary of the Issuance Date, the Redemption Price shall be $1,092.73. The Corporation may exercise its redemption option under this Section 8(a) by delivery of written notice to the holders of shares of the Series A Preferred Stock in the form attached as Annex B (the “Redemption Notice”), pursuant to which the holders of Series A Preferred Stock shall have five Business Days from the date of receipt of such Redemption Notice to, in lieu of being paid in cash the Redemption Price, elect Net Share Settlement upon redemption. Such redemption shall be completed on a date specified in the Redemption Notice, which shall be not less than 10 and not more than 20 Business

Days following the date of the Redemption Notice. If the Corporation redeems only a portion of the then outstanding shares of Series A Preferred Stock, the shares of Series A Preferred Stock subject to such redemption shall be allocated pro rata among the outstanding shares of Series A Preferred Stock. “Redemption Related Conversion Ratio” shall mean (i) if the Corporation exercises its right to redeem shares of Series A Preferred Stock pursuant to this Section 8 prior to the one year anniversary of the Issuance Date, a number of shares of Class A Common Stock issuable upon conversion of the applicable Series A Preferred Stock subject to the Redemption Notice equal to the lesser of (A) the Conversion Ratio as of the date of the redemption and (B) the quotient of (I) the Liquidation Preference as of the date of the redemption and (II) the price to the public in any contemporaneous equity offering of Class A Common Stock by the Corporation, if any, the net proceeds of which are to be used to redeem the Series A Preferred Stock subject to the Redemption Notice, and (ii) if the Corporation exercises such redemption right on or after the one year anniversary of the Issuance Date, a number of shares Class A Common Stock issuable upon conversion of the applicable Series A Preferred Stock subject to the Redemption Notice at the Conversion Ratio as of the time of the conversion.

(b) Change of Control.

(i) For so long as (x) the Term Loan Credit Agreement is in effect, upon the occurrence of a Change of Control prior to the one hundred eighty first (181st) day following the Term Loan Maturity Date (as defined in the Term Loan Credit Agreement in effect as of the date hereof) and prior to a Repayment Event (as defined in the Term Loan Credit Agreement) or (y) the ABL Credit Agreement is in effect, upon the occurrence of a Change of Control prior to the one hundred eighty first (181st) day following the Maturity Date (as defined in the ABL Credit Agreement in effect on the date hereof) and the repayment in full of the Obligations and termination of all Commitments (as each term is defined in the ABL Credit Agreement in effect as of the date hereof), at the option of the Corporation, either (A) the Corporation shall convert all or part of the outstanding Series A Preferred Stock pursuant to Section 7(d) or (B) each holder of Series A Preferred Stock shall receive a cash payment per share of Preferred Stock held by such holder equal to the greater of (1) the Liquidation Preference as of the date of such payment and (2) the amount such holder would have been entitled to receive in or as a result of such Change of Control pursuant to the applicable merger or other acquisition agreement if, immediately prior to the record date for payments relating to such Change of Control, such share of Series A Preferred Stock had been converted into a number of shares of Class A Common stock equal to the greater of (x) the Conversion Ratio at such time and (y) the then-applicable Liquidation Preference divided by the 30-Day VWAP of the Class A Common Stock on the trading day immediately preceding the Change of Control (such cash payment, the “Change of Control Cash Redemption Amount”).

(ii) Upon the occurrence of (A) a Change of Control prior to the one hundred eightieth (180th) day following the Term Loan Maturity Date but after a Repayment Event or (B) a Change of Control at least one hundred eighty (180) days after the Term Loan Maturity Date, each holder of shares of Series A Preferred Stock shall be entitled to receive a cash payment per share of Series A Preferred Stock held by it equal to the Change of Control Cash Redemption Amount.

(iii) When the Term Loan Credit Agreement is not in effect, upon the occurrence of a Change of Control, each holder of shares of Series A Preferred Stock shall be entitled to receive a cash payment per share of Series A Preferred Stock held by it equal to the Change of Control Cash Redemption Amount.

(iv) For purposes of this Section 8(b), (A) a “Change of Control” means (1) the consummation of any transaction the result of which is that any person, other than any Permitted Holder, becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the voting stock of the Corporation, measured by voting power rather than number of shares, units or the like; provided that a transaction in which the Corporation becomes a subsidiary of another person shall not constitute a Change of Control if, immediately following such transaction, the persons who were beneficial owners of the voting stock of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, fifty percent (50%) or more of the total voting power of the voting stock of such other person of whom the Corporation has become a subsidiary, (2) the sale of all or substantially all of the Corporation’s assets or (3) the Class A Common Stock ceases to be listed or quoted on a National Securities Exchange; and (B) the “Permitted Holder” means any holder of shares of Series A Preferred Stock as of the Issuance Date and its affiliates.

9. Additional Procedures.

(a) In connection with any conversion pursuant to Section 7 or redemption in accordance with Section 8, the holder of Series A Preferred Stock must surrender the certificates, if any, representing such shares of Series A Preferred Stock (or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Corporation), and deliver transfer instruments reasonably satisfactory to the Corporation, at the principal office of the Corporation (or such other place mutually acceptable to the holder of Series A Preferred Stock and the Corporation). Upon surrender of a certificate that is to be redeemed or converted in part pursuant to this Certificate of Designation, the Corporation shall execute and deliver to the holder of such certificate a new certificate representing the number of Series A Preferred Stock that are not so redeemed or converted.

(b) On the date of a conversion or redemption hereof, as applicable, with respect to any share of Series A Preferred Stock, certificates representing the number of shares of Class A Common Stock into which the applicable shares of Series A Preferred Stock are converted shall be promptly issued and delivered to the holder of Series A Preferred Stock thereof or such holder’s designee (or cash shall be paid to an account designated by such person) upon presentation and surrender of the certificate, if any, evidencing the Series A Preferred Stock (or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Corporation) to the Corporation and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes, if any, allocable to such holder.

10. No Other Rights.

The shares of Series A Preferred Stock shall not have any powers, designations, preferences or relative, participating, optional, or other special rights, nor shall there be any qualifications, limitations or restrictions or any powers, designations, preferences or rights of such shares, other than as set forth herein or in the Certificate of Incorporation, or as may be provided by law.

11. Other Provisions.

(a) The shares of Series A Preferred Stock shall not be subject to the operation of any retirement or sinking fund.

(b) In case any one or more of the provisions contained in this Certificate of Designations shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Furthermore, in lieu of any such invalid, illegal or unenforceable provision, there shall be added automatically as a part of this Certificate of Designations a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be legal, valid and enforceable, unless the requisite parties separately agree to a replacement provision that is valid, legal and enforceable.

(c) Any payments, issuances or distributions required to be made hereunder on any day that is not a Business Day shall be made on the next succeeding Business Day without interest or additional payment for such delay. All payments required hereunder shall be made by wire transfer of immediately available funds in United States Dollars to the holders in accordance with the payment instructions as such holders may deliver by written notice to the Corporation from time to time.

12. Effective Date.

This Certificate of Designations shall become effective on May 24, 2019.

[The Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, U.S. Well Services, Inc. has caused this Certificate of Designations to be duly executed this 24th day of May, 2019.

U.S. WELL SERVICES, INC.

By:
Name:	Mark D. Wolf
Title:	Vice President, General Counsel and Corporate Secretary

[Signature Page to Certificate of Designations]

Annex A-1

Conversion Notice

The undersigned holder of Series A Preferred Stock hereby irrevocably elects to convert the number of shares of Series A Preferred Stock indicated below pursuant to Section 7(a) of the Certificate of Designation, represented by stock certificate No(s). [_____], into shares of Class A Common Stock at the Conversion Ratio. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in that certain Certificate of Designation of Series A Redeemable Convertible Preferred Stock, filed by U.S. Well Services, Inc. on May 24, 2019 (the “Certificate of Designation”).

Conversion Calculations:

Number of shares of Series A Preferred Stock owned prior to conversion: [_____]

Number of shares of Series A Preferred Stock to be converted: [_____]

Number of shares of Class A Common Stock to be issued: [_____]

Address for delivery of physical certificates: [_____]

[HOLDER]

By:

Name:

Title:

Date:

Annex A-2

Issuer Conversion Notice

U.S. Well Services, Inc., a Delaware corporation, hereby irrevocably elects to convert the number of shares of Series A Preferred Stock held by you indicated below, represented by stock certificate No(s). [_____], into shares of Class A Common Stock at the [Conversion Ratio]1[CoC Related Conversion Ratio]2 on the date set forth below pursuant to [Section 7(b)][Section 7(d)] of the Certificate of Designation. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in that certain Certificate of Designation of Series A Redeemable Convertible Preferred Stock, filed by U.S. Well Services, Inc. on May 24, 2019 (the “Certificate of Designation”).

Holder: [_____]

Conversion Calculations:

Number of Shares of Series A Preferred Stock owned by you prior to conversion: [_____]

Number of shares of Series A Preferred Stock owned by you to be converted: [_____]

Net-Share Settlement: Yes_____No_____

If Yes to Net Share Settlement:

•	Number of shares of Class A Common Stock to be issued to you: [_____]

•	The Amount of cash to be paid to you: $1000

If No to Net Share Settlement:

•	Number of shares of Class A Common Stock to be issued to you: [_____]

Date of conversion settlement: [_____]

U.S. WELL SERVICES, INC.

By:

Name:

Title:

Date:

[1]	Insert if conversion is pursuant to Section 7(b).
[2]	Insert if conversion is pursuant to Section 7(d).

Annex B

Redemption Notice

U.S. Well Services, Inc., a Delaware corporation (the “Issuer”), hereby irrevocably elects to redeem the number of shares of Series A Preferred Stock held by you indicated below, represented by stock certificate No(s). [_____], on the date set forth below. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in that certain Certificate of Designation of Series A Redeemable Convertible Preferred Stock, filed by U.S. Well Services, Inc. on May 24, 2019.

Holder: [_____]

Date of redemption: [_____]

Redemption Calculations:

Number of Shares of Series A Preferred Stock owned by you prior to redemption: [_____]

Number of shares of Series A Preferred Stock owned by you to be redeemed: [_____]

Redemption Price: [___]

Elect a Single Form of Payment of Redemption Price:

___ Cash (Cash payment to be made to you: [_____])

___ Net Share Settlement (Cash payment to be made to you: [___]; shares of Class A common stock to be issued to you: [___])

U.S. WELL SERVICES, INC.

By:

Name:

Title:

Date:

EXHIBIT A-2

FORM OF WARRANT AGREEMENT

WARRANT AGREEMENT

between

U.S. WELL SERVICES, INC.

and

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

THIS WARRANT AGREEMENT (this “Agreement”), dated as of May 24, 2019, is by and between U.S. Well Services, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”, also referred to herein as the “Transfer Agent”).

WHEREAS, the Company entered into that certain Purchase Agreement (the “Purchase Agreement”), dated as of May 23, 2019, with the purchasers named therein (collectively, the “Purchasers”), pursuant to which the Company agreed to issue and sell, and the Purchasers agreed to purchase, shares of preferred stock and warrants (the “Warrants”); and

WHEREAS, each Warrant entitles the holder thereof to purchase one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), for the Warrant Price as described herein; and

WHEREAS, simultaneously with the execution of this Agreement, the Company and the Purchasers entered into that certain Registration Rights Agreement relating to the Class A Common Stock; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2. WARRANTS.

2.1 Form of Warrant. Each Warrant shall be physically certificated in the form annexed hereto as Exhibit A.

2.2 Effect of Countersignature. Unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3 Registration.

2.3.1 Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

Physical certificates shall be signed by, or bear the facsimile signature of, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Secretary or other principal officer of the Company. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.3.2 Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant is registered in the Warrant Register (the “Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on any physical certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

3. TERMS AND EXERCISE OF WARRANTS.

3.1 Warrant Price. Each Warrant shall, when countersigned by the Warrant Agent, entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Agreement, to purchase from the Company the number of shares of Class A Common Stock stated therein (the “Warrant Entitlement”), at the price of $7.66 per share (the “Warrant Price”), subject to the adjustments provided in Section 4 hereof.

3.2 Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the date that is six months and one day after the date of this Agreement and terminating at 5:00 p.m., New York City time, on the date that is six (6) years after such date (the “Expiration Date”). Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m., New York City time, on the Expiration Date.

3.3 Exercise of Warrants.

3.3.1 Cashless Exercise. Subject to the provisions of the Warrant and this Agreement, a Warrant, when countersigned by the Warrant Agent, may be exercised in whole or in part from time to time by the Registered Holder thereof by surrendering it, at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, in the Borough of Manhattan, City and State of New York, with the subscription form, as set forth in the Warrant, duly executed, for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (a) the product of (i) the aggregate Warrant Entitlement of the Warrants subject to such surrender and exercise, multiplied by (ii) the difference between the Warrant Price and the “Fair Market Value”, as defined in this Section 3.3.1, by (b) the Fair Market Value. Solely for purposes of this Section 3.3.1, “Fair Market Value” means the volume weighted average price of the Class A Common Stock as reported during the ten (10) trading day period ending on the second trading day prior to the date on which the notice of exercise is delivered by such holder to the Warrant Agent. The holder shall be responsible for any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for shares of Class A Common Stock and the issuance of such Class A Common Stock. For the avoidance of doubt, the Warrant shall only be exercisable on a “cashless” basis in accordance with this Section 3.1.1.

3.3.2 Issuance of Shares of Class A Common Stock on Exercise.

(a) As soon as practicable after the exercise of any Warrant pursuant to Section 3.3.1, the Company shall issue to the Registered Holder of such Warrant a book-entry position or certificate, as applicable, for the number of full shares of Class A Common Stock to which it is entitled, registered in such name or names as may be directed by it, and if such Warrant shall not have been exercised in full, a countersigned Warrant for the number of shares of Class A Common Stock as to which such Warrant shall not have been exercised. No Warrant shall be exercisable and the Company shall not be obligated to issue shares of Class A Common Stock upon exercise of a Warrant unless the Class A Common Stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the Registered Holder of the Warrants. Subject to Section 4.6 of this Agreement, a Registered Holder of Warrants may exercise its Warrants only for a whole number of shares of Class A Common Stock. If the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall round down to the nearest whole number the number of shares of Class A Common Stock to be issued to such holder.

3.3.3 Valid Issuance. All shares of Class A Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and non-assessable.

3.3.4 Date of Issuance. Each person in whose name any book-entry position or certificate, as applicable, for shares of Class A Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares of Class A Common Stock on the date on which the Warrant was surrendered, irrespective of the date of delivery of such certificate, except that, if the date of such surrender is a date when the share transfer books of the Company of the Warrant Agent are closed, such person shall be deemed to have become the holder of such shares of Class A Common Stock at the close of business on the next succeeding date on which the share transfer books are open.

4. ADJUSTMENTS.

4.1 Stock Dividends.

4.1.1 Split-Ups. If after the date hereof, and subject to the provisions of Section 4.6 below, the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the Warrant Entitlement shall be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of the Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the “Fair Market Value” (as defined below) shall be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for the Class A Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the Fair Market Value. For purposes of this subsection 4.1.1, (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “Fair Market Value” means the volume weighted average price of the Class A Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

4.1.2 Dividends. If the Company, at any time while the Warrants are outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of the Class A Common Stock on account of such shares of Class A Common Stock (or other shares of the Company’s capital stock into which the Warrants are convertible), other than as described in subsection 4.1.1 above, then the Warrant Price shall be decreased, effective immediately after the effective date of such dividend, by the amount of cash and/or the fair market value (as determined by the Company’s board of directors (the “Board”), in good faith) of any securities or other assets paid on each share of Class A Common Stock in respect of such dividend.

4.2 Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 4.6 hereof, the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the Warrant Entitlement shall be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

4.3 Adjustments in Warrant Price and Warrant Entitlement. Whenever the Warrant Entitlement is adjusted, as provided in subsection 4.1.1 or Section 4.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the Warrant Entitlement immediately prior to such adjustment, and (y) the denominator of which shall be the Warrant Entitlement immediately thereafter. Whenever the Warrant Price is adjusted as provided in subsection 4.1.2 above, the Warrant Entitlement shall be adjusted by multiplying such Warrant Entitlement immediately prior to such adjustment by a fraction (x) the numerator of which shall be the Warrant Price immediately prior to such adjustment, and (y) the denominator of which shall be the Warrant Price immediately thereafter.

4.4 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than a change under subsections 4.1.1 or 4.1.2 or Section 4.2 hereof or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of the Company with or into another entity or conversion of the Company as another entity (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Class A Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had held a number of shares of Class A Common Stock equal to the aggregate then-applicable Warrant Entitlement of such Warrants immediately prior to such event (the “Alternative Issuance”) and the successor or purchasing entity, as the case may be, shall execute an amendment hereto with the Warrant Agent providing for delivery of such Alternative Issuance; provided, however, that (i) if the holders of the Class A Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the Class A Common Stock in such consolidation or merger, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the Class A Common Stock under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than 50% of the outstanding shares of Class A Common Stock, (x) the holder of a Warrant shall be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Warrant holder had held a number of shares of Class A Common Stock equal to the then-applicable Warrant Entitlement prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 4 and (y) if the issuer(s) of the securities constituting the Alternative Issuance is not the Company, then the Company and such issuer(s) shall take such action so as to ensure the availability of Section 3(a)(9) under the Securities Act of 1933, as amended (the “Securities Act”) for any issuance of such securities upon exercise of the Warrants and the tacking of the “holding period” under Rule 144 under the Securities Act for the Warrants to such securities provided, further, that if less than 70% of the consideration receivable by the holders of the Class A Common Stock in the applicable event is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the Registered Holder properly exercises the Warrant within thirty (30) days following the public disclosure of the consummation of such applicable event by the Company pursuant to a Current Report on Form 8-K filed with the Commission, the Warrant Price shall be reduced by an amount (in dollars) equal to the difference of (i) the Warrant Price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) (but in no event less than zero) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a Warrant immediately prior to the consummation of the applicable event based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets (“Bloomberg”). For purposes of calculating such amount, (1) the price of each share of Class A Common Stock shall be the volume weighted average price of the Class A Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event, (2) the assumed volatility shall be the 90 day volatility obtained from the HVT function on Bloomberg determined as of the trading day immediately prior to the day of the announcement of the applicable event, and (3) the assumed risk-free interest rate shall correspond to the U.S. Treasury rate for a period equal to the remaining term of the Warrant. “Per Share Consideration” means (i) if the consideration paid to holders of the Class A Common Stock consists exclusively of cash, the amount of such cash per share of Class A Common Stock, and (ii) in all other cases, the volume weighted average price of the Class A Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event. If any reclassification or reorganization also results in a change in shares of Class A Common Stock covered by subsection 4.1.1, then such adjustment shall be made pursuant to subsection 4.1.1 or Sections 4.2, 4.3 and this Section 4.4. The provisions of this Section 4.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers. In no event will the Warrant Price be reduced to less than the par value per share issuable upon exercise of the Warrant.

4.5 Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the Warrant Entitlement under Section 4, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the Warrant Entitlement, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Subject to the procedures in Section 4.8 (as applicable), the Company shall be responsible for any adjustments made to the Warrant Price or Warrant Entitlement. Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3, 4.4 or 4.8, the Company shall give written notice of the occurrence of such event to each holder of a Warrant, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.6 No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares of Class A Common Stock upon the exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number the number of shares of Class A Common Stock to be issued to such holder.

4.7 Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same Warrant Entitlement as is stated in the Warrants initially issued pursuant to this Agreement; provided, however, that the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

4.8 Other Events. In case any event shall occur affecting the Company as to which none of the provisions of preceding subsections of this Section 4 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (i) avoid an adverse impact on the Warrants and (ii) effectuate the intent and purpose of this Section 4, then, in each such case, the Company shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by the Warrants is necessary to effectuate the intent and purpose of this Section 4 and, if they determine that an adjustment is necessary, the terms of such adjustment. The Company shall adjust the terms of the Warrants in a manner that is consistent with any adjustment recommended in such opinion.

5. TRANSFER AND EXCHANGE OF WARRANTS.

5.1 Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

5.2 Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange thereof until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

5.3 Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which shall result in the issuance of a warrant certificate for a fraction of a warrant.

5.4 Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

5.5 Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

6. OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANTS.

6.1 No Rights as Stockholder. A Warrant does not entitle the Registered Holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

6.2 Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

6.3 Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Class A Common Stock that shall be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

6.4 DTC Undertaking. The Company shall use commercially reasonable efforts to exchange each holder’s Warrants for book-entry interests in a global Warrant at The Depositary Trust Company with an unrestricted CUSIP no later than the date that is 370 days from such Warrants’ issuance date (or such shorter period of time if permitted under the securities laws or if such Warrants are sold under Rule 144 or under a registration statement).

7. CONCERNING THE WARRANT AGENT AND OTHER MATTERS.

7.1 Payment of Taxes. The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Class A Common Stock upon the exercise of the Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares of Class A Common Stock.

7.2 Resignation, Consolidation, or Merger of Warrant Agent.

7.2.1 Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

7.2.2 Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the Transfer Agent for the Class A Common Stock not later than the effective date of any such appointment.

7.2.3 Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

7.3 Fees and Expenses of Warrant Agent.

7.3.1 Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and shall, pursuant to its obligations under this Agreement, reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

7.3.2 Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

7.4 Liability of Warrant Agent.

7.4.1 Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer, Chief Financial Officer, Secretary or Chairman of the Board and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

7.4.2 Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith.

7.4.3 Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof). The Warrant Agent shall not be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant. The Warrant Agent shall not be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Class A Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Class A Common Stock shall, when issued, be valid and fully paid and non-assessable.

7.5 Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all monies received by the Warrant Agent for the purchase of shares of Class A Common Stock through the exercise of the Warrants.

7.6 Waiver. The Warrant Agent has no right of set-off or any other right, title, interest or claim of any kind (“Claim”) in, or to any distribution of, the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and the Warrant Agent as trustee thereunder) and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever. The Warrant Agent hereby waives any and all Claims against the Trust Account and any and all rights to seek access to the Trust Account.

8. MISCELLANEOUS PROVISIONS.

8.1 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

8.2 Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, or by e-mail with delivery receipt obtained, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

U.S. Well Services, Inc.

1360 Post Oak Boulevard, Suite 1800

Houston, Texas 77056

Email: MWolf@uswellservices.com

Attention: Mark D. Wolf, General Counsel

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, or by e-mail with delivery receipt obtained, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Email: compliance@continentalstock.com

Attention: Compliance Department

8.3 Applicable Law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

8.4 Persons Having Rights under this Agreement. Nothing in this Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders of the Warrants any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Warrants.

8.5 Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the Registered Holder of any Warrant. The Warrant Agent may require any such holder to submit his Warrant for inspection by it.

8.6 Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8.7 Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

8.8 Amendments. This Agreement may be amended by the parties hereto without the consent of any Registered Holder (a) for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders, and (b) to provide for the delivery of Alternative Issuance pursuant to Section 4.4. All other modifications or amendments, including any amendment to increase the Warrant Price or shorten the Exercise Period, shall require the vote or written consent of the Registered Holders of more than seventy-five percent (75%) of the then outstanding Warrants.

8.9 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Exhibit A	Form of Warrant Certificate

Exhibit B	Legend — Warrants

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

U.S. WELL SERVICES, INC.

By:

Name:	Kyle O’Neill
Title:	Chief Financial Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:

Name:	Henry Farrell
Title:	Vice President

[Signature Page to Warrant Agreement]

EXHIBIT A

[Form of Warrant Certificate]

[FACE]

Number	Warrant Entitlement: [●]

Warrants

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO

THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR

IN THE WARRANT AGREEMENT DESCRIBED BELOW

U.S. WELL SERVICES, INC.

Incorporated Under the Laws of the State of Delaware

Warrant Certificate

This Warrant Certificate certifies that             , or registered assigns, is the registered holder of warrant(s) evidenced hereby (the “Warrants” and each, a “Warrant”) to purchase shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of U.S. Well Services, Inc., a Delaware corporation (the “Company”). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and non-assessable shares of Class A Common Stock equal to the Warrant Entitlement at a price (the “Warrant Price”) as determined pursuant to the Warrant Agreement and through “cashless” exercise provisions set forth in Section 3.3.1 thereof, upon surrender of this Warrant Certificate at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

The initial Warrant Price per share of Class A Common Stock for any Warrant is equal to $7.66 per share; provided, however, that a Warrant may not be exercised for a fractional share. The Warrant Price and the Warrant Entitlement are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

U.S. WELL SERVICES, INC.

By:

Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:

Name:
Title:

[Form of Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of Class A Common Stock and are issued or to be issued pursuant to a Warrant Agreement dated as of May 24, 2019 (the “Warrant Agreement”), duly executed and delivered by the Company to Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, at the principal corporate trust office of the Warrant Agent through the “cashless” exercise provisions as provided for in the Warrant Agreement. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Class A Common Stock issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in a share of Class A Common Stock, the Company shall, upon exercise, round down to the nearest whole number of shares of Class A Common Stock to be issued to the holder of the Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive shares of Class A Common Stock of U.S. Well Services, Inc. (the “Company”) in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Class A Common Stock be registered in the name of _______________, whose address is _______________ and that such shares of Class A Common Stock be delivered to __________ whose address is __________. If said number of shares of Class A Common Stock is less than all of the shares of Class A Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Class A Common Stock be registered in the name of __________, whose address is _______________ and that such Warrant Certificate be delivered to _______________, whose address is _______________.

The Warrant may only be exercised on a “cashless” basis pursuant to Section 3.3.1 of the Warrant Agreement. Accordingly, (i) the number of shares of Class A Common Stock that this Warrant is exercisable for shall be determined in accordance with Section 3.3.1 of the Warrant Agreement and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive shares of Class A Common Stock. If said number of shares is less than all of the shares of Class A Common Stock purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Class A Common Stock be registered in the name of _______________, whose address is _______________ and that such Warrant Certificate be delivered to _______________, whose address is _______________.

[Signature Page Follows]

Date: , 20
(Signature)

(Address)

(Tax Identification Number)
Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15 (OR ANY SUCCESSOR RULE)).

EXHIBIT B

LEGEND

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

by and among

U.S. WELL SERVICES, INC.

and

THE PURCHASERS PARTY HERETO

i

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of May 24, 2019 by and between U.S. Well Services, Inc., a Delaware corporation (“USWS”), and the parties set forth on Schedule A hereto (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, this Agreement is made in connection with the closing of the issuance and sale of the Purchased Securities pursuant to the Purchase Agreement, dated as of May 23, 2019, by and between USWS and the Purchasers (the “Purchase Agreement”);

WHEREAS, USWS has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Purchase Agreement; and

WHEREAS, it is a condition to the obligations of the Purchasers and USWS under the Purchase Agreement that this Agreement be executed and delivered.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The terms set forth below are used herein as so defined:

“Affiliate” means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning specified therefor in the introductory paragraph.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Texas are authorized or required by law or other governmental action to close.

“Certificate of Designations” means the certificate of designations setting forth the terms of the Series A Preferred Stock.

“Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of USWS.

“Commission” means the United States Securities and Exchange Commission.

“Confidentiality Agreements” shall have the meaning set forth in the Purchase Agreement.

“Effective Date” means the initial date of effectiveness of the Shelf Registration Statement.

“Effectiveness Period” has the meaning specified therefor in Section 2.1(a) of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Holder” means the record holder of any Registrable Securities.

“Included Registrable Securities” has the meaning specified therefor in Section 2.2(a) of this Agreement.

“Law” shall have the meaning set forth in the Purchase Agreement.

“Losses” has the meaning specified therefor in Section 2.8(a) of this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering, the left lead book running manager of such Underwritten Offering.

“Other Holder” has the meaning specified in Section 2.2(b).

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Piggyback Opt-Out Notice” has the meaning specified therefor in Section 2.2(a) of this Agreement.

“Piggyback Registration” has the meaning specified therefor in Section 2.2(a) of this Agreement.

“Purchase Agreement” has the meaning specified therefor in the Recitals of this Agreement.

“Purchased Securities” means the Series A Preferred Stock to be issued and sold to the Purchasers pursuant to the Purchase Agreement.

“Purchaser” or “Purchasers” has the meaning set forth in the introductory paragraph of this Agreement.

“Registration” means any registration pursuant to this Agreement, including pursuant to the Shelf Registration Statement or a Piggyback Registration.

“Registrable Securities” means, subject to Section 1.2 of this Agreement, (i) the shares of Class A Common Stock issued or issuable upon conversion or redemption of the Purchased Securities in accordance with the terms of the Certificate of Designations or upon exercise of the Warrants and (ii) any shares of Class A Common Stock issued as (or issuable upon the conversion, redemption or exercise of any warrant, option, right or other security that is issued as (including any additional shares of Series A Preferred Stock)) a dividend or other distribution with respect to, or in exchange for or in replacement of, any such shares of Class A Common Stock described in clause (i), the Purchased Securities or the Warrants. The number of Registrable Securities held by any Holder shall mean the number of Registrable Securities such Holder would hold after the full conversion, redemption or exercise of any security held by such Holder that is convertible into or redeemable or exercisable for Registrable Securities (including the Purchased Securities and the Warrants) and the value of such Registrable Securities for purposes of determining whether any threshold set forth in this Agreement shall be calculated by multiplying such fully diluted number of shares of Registrable Securities by the average of the closing price on each securities exchange or nationally recognized quotation system on which the Class A Common Stock is then listed for the ten (10) trading days preceding the date on which such value is being determined.

“Registration Expenses” has the meaning specified therefor in Section 2.7(a) of this Agreement.

“Resale Opt-Out Notice” has the meaning specified therefor in Section 2.1(b) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Selling Expenses” has the meaning specified therefor in Section 2.7(a) of this Agreement.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a Registration.

“Selling Holder Election Notice” has the meaning specified therefor in Section 2.3(a) of this Agreement.

“Series A Preferred Stock” means the Series A Redeemable Convertible Preferred Stock of USWS and having the rights and obligations specified in the Certificate of Designations.

“Shelf Registration Statement” means a registration statement under the Securities Act to permit the public resale of the Registrable Securities from time to time as permitted by Rule 415 of the Securities Act (or any similar provision then in force under the Securities Act).

“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Class A Common Stock is sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

“USWS” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Warrants” means the Warrants to be issued and sold to the Purchasers pursuant to the Purchase Agreement.

“WKSI” means a well-known seasoned issuer (as defined in Rule 405 under the Securities Act).

Section 1.2 Registrable Securities. Any Registrable Security will cease to be a Registrable Security at the earliest of the following: (a) when a registration statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security is held by USWS or one of its subsidiaries; (c) when such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities; and (d) the date on which such Registrable Security has been sold pursuant to any section of Rule 144 under the Securities Act (or any similar provision then in force under the Securities Act, “Rule 144”) or any other exemption from the registration requirements of the Securities Act as a result of which the legend on any certificate or book-entry notation representing such Registrable Security restricting transfer of such Registrable Security has been removed.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1 Shelf Registration.

(a) Shelf Registration. USWS shall use its commercially reasonable efforts to prepare and file an initial Shelf Registration Statement under the Securities Act covering 12,000,000 shares of the Registrable Securities on or before September 23, 2019. The initial Shelf Registration Statement shall allocate such Registrable Securities among the Holders on a pro rata basis. USWS shall use its commercially reasonable efforts to cause such initial Shelf Registration Statement to become effective no later than May 25, 2020. USWS will use its commercially reasonable efforts to cause such initial Shelf Registration Statement filed pursuant to this Section 2.1(a) to be continuously effective under the Securities Act until the earliest of (i) all Registrable Securities covered by the Shelf Registration Statement have been distributed in the manner set forth and as contemplated in such Shelf Registration Statement, (ii) there are no longer any Registrable Securities outstanding and (iii) seven years from the Effective Date (the “Effectiveness Period”). Any Holder or Holders shall have the option and right from time to time, exercisable by delivering a written notice to USWS (a “Demand Notice”), to require registration of a minimum of $10 million of additional Registrable Securities not covered by a Shelf Registration Statement at the time of the Demand Notice. USWS shall use its commercially reasonable efforts to amend the initial Shelf Registration Statement or file a new Shelf Registration Statement, within 10 Business Days of the Demand Notice to include such additional Registrable Securities. USWS will use its commercially reasonable efforts to cause such amendment to the initial Shelf Registration Statement or subsequent Shelf Registration Statement, as applicable, to be continuously effective under the Securities Act during the Effectiveness Period. A Shelf Registration Statement filed pursuant to this Section 2.l(a) shall be on such appropriate registration form of the Commission as shall be selected by USWS. A Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Shelf Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that a Shelf Registration Statement becomes effective, but in any event within five (5) Business Days of such date, USWS shall provide the Holders with written notice of the effectiveness of a Shelf Registration Statement.

(b) Resale Registration Opt-Out. At least five (5) Business Days before the initial filing of the Shelf Registration Statement required by Section 2.1(a), USWS shall provide advance written notice to each Holder that it plans to file a Shelf Registration Statement. Any Holder may deliver advance written notice (a “Resale Opt-Out Notice”) to USWS requesting that such Holder not be included in a Shelf Registration Statement prior to its initial filing. Following receipt of a Resale Opt-Out Notice from a Holder, USWS shall not be required to include the Registrable Securities of such Holder in such Shelf Registration Statement.

(c) Delay Rights. Notwithstanding anything to the contrary contained herein, USWS may, upon written notice to any Selling Holder whose Registrable Securities are included in the Shelf Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Shelf Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement) if (i) USWS is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and USWS determines in good faith that USWS’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or (ii) USWS has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of USWS, would materially and adversely affect USWS; provided, however, that in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to the Shelf Registration Statement for a period of sixty (60) consecutive days or an aggregate of one-hundred and twenty (120) days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, USWS shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions necessary or appropriate to permit registered sales of Registrable Securities as contemplated in this Agreement.

Section 2.2 Piggyback Registration.

(a) Participation. If at any time USWS proposes to file (i) at a time when USWS is not a WKSI, a registration statement and such Holder has not previously included its Registrable Securities in a Shelf Registration Statement contemplated by Section 2.1(a) of this Agreement that is currently effective, or (ii) a prospectus supplement to an effective “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act), so long as USWS is a WKSI at such time or, whether or not USWS is a WKSI, so long as the Registrable Securities were previously included in the underlying Shelf Registration Statement or are included in an effective Shelf Registration Statement, or in any case in which Holders may participate in such offering without the filing of a post-effective amendment, in each case, for the sale of Class A Common Stock in an Underwritten Offering for its own account and/or another Person, other than (a) a registration relating solely to employee benefit plans, (b) a registration relating solely to a Rule 145 transaction, or (c) a registration statement on any registration form which does not permit secondary sales, then USWS shall give not less than three (3) Business Days advance notice (including, but not limited to, notification by e-mail; such notice, a “Piggyback Notice”) of such proposed Underwritten Offering to each Holder that, together with its Affiliates, owns more than $5.0 million of Registrable Securities, and such notice shall offer such Holder the opportunity to participate in any Underwritten Offering and to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing (a “Piggyback Registration”); provided, however, that USWS (A) shall not be required to include the Registrable Securities of the Holders in such Registration if the Holders do not offer a minimum of $5.0 million of Registrable Securities, or (B) if USWS has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have an adverse effect on the offering price, timing or probability of success of the distribution of the Class A Common Stock in the Underwritten Offering, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.2(b). If USWS is not required to offer the opportunity for a Piggyback Registration in respect of a proposed Underwritten Offering as a result of the circumstance described in clause (B) of the proviso of the immediately preceding sentence, then USWS shall nevertheless be required to furnish to such Holders the Piggyback Notice in respect of such proposed Underwritten Offering, which notice shall describe USWS’s intention to conduct an Underwritten Offering and, if the determination described in clause (B) of the proviso of the immediately preceding sentence has been made at the time that the Piggyback Notice is required to be given by USWS, shall include notification that the Holders do not have the opportunity to include Registrable Securities in such Underwritten Offering because USWS has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have an adverse effect on the offering price, timing or probability of success of the distribution of the Class A Common Stock in the Underwritten Offering. If the circumstance described in clause (B) of the proviso of the immediately preceding sentence is made after the Piggyback Notice has been given, then USWS shall notify the Holders who were provided such Piggyback Notice (or if the two Business Day period referred to in the next sentence has lapsed, the Holders who have timely elected to include Registrable Securities in such offering) in writing of such circumstance and the aggregate number of Registrable Securities, if any, that can be included in such offering. Each Piggyback Notice shall be provided to Holders on a Business Day pursuant to Section 3.1 hereof and confirmation of receipt of such notice shall be requested in the notice. The Holder will have two Business Days after notice has been delivered to request in writing the inclusion of Registrable Securities in the Underwritten Offering. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Piggyback Registration. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, USWS shall determine for any reason not to undertake or to delay such Underwritten Offering, USWS may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Underwritten Offering by giving written notice to USWS of such withdrawal up to and including the time of pricing of such offering. Any Holder may deliver written notice (a “Piggyback Opt-Out Notice”) to USWS requesting that such Holder not receive notice from USWS of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Piggyback Opt-Out Notice in writing. Following receipt of a Piggyback Opt-Out Notice from a Holder (unless subsequently revoked), USWS shall not be required to deliver any notice to such Holder pursuant to this Section 2.2(a) and such Holder shall no longer be entitled to participate in Underwritten Offerings by USWS pursuant to this Section 2.2(a), unless such Piggyback Opt-Out Notice is revoked by such Holder.

(b) Priority of Piggyback Registration. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of shares of Class A Common Stock included in a Piggyback Registration advises USWS that the total shares of Class A Common Stock which the Selling Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have an adverse effect on the offering price, timing or probability of success of the distribution of the Class A Common Stock offered or the market for the Class A Common Stock, then the Piggyback Notice provided by USWS pursuant to Section 2.2(a) shall include notification of such determination or, if such determination is made after the Piggyback Notice has been given, then USWS shall furnish notice in writing (including by e-mail) to the Holders (or to those who have timely elected to participate in such Underwritten Offering), and the Class A Common Stock to be included in such Underwritten Offering shall include the number of shares of Class A Common Stock that such Managing Underwriter or Underwriters advises USWS can be sold without having such adverse effect, with such number to be allocated (i) if such Piggyback Registration was initiated by USWS, (A) first, to USWS, (B) second, pro rata among the Selling Holders and any other Persons who have been or after the date hereof are granted registration rights on parity with the registration rights granted under this Agreement (the “Other Holders”) who have requested participation in the Piggyback Registration (based, for each such Selling Holder or Other Holder, on the percentage derived by dividing (1) the number of shares of Class A Common Stock proposed to be sold by such Selling Holder or such Other Holder in such offering; by (2) the aggregate number of shares of Class A Common Stock proposed to be sold by all Selling Holders and all Other Holders in the Piggyback Registration), and (C) third, to any other holder of shares of Class A common stock with registration rights that are subordinate to the rights of the Holders hereunder and (ii) if such Piggyback Registration was not initiated by USWS, (A) first, to the Persons initiating such Registration, (B) second, pro rata among the Selling Holders and any Other Holders who have requested participation in the Piggyback Registration (based, for each such Selling Holder or Other Holder, on the percentage derived by dividing (1) the number of shares of Class A Common Stock proposed to be sold by such Selling Holder or such Other Holder in such offering; by (2) the aggregate number of shares of Class A Common Stock proposed to be sold by all Selling Holders and all Other Holders in the Piggyback Registration other than the Persons initiating such Registration), except that in the case of a Shelf Underwritten Offering (as defined in the Registration Rights Agreement of the Company dated November 9, 2018 (the “Existing RRA”)) the Holders shall only be permitted to participate in such Shelf Underwritten Offering after all of the securities that Other Holders have requested to be included in such Shelf Underwritten Offering pursuant to the Existing RRA have been so included, and (C) third, to any other holder of shares of Class A common stock with registration rights that are subordinate to the rights of the Holders hereunder.

Section 2.3 Secondary Underwritten Offering.

(a) S-3 Registration. In the event that a Selling Holder (together with any Affiliates that are Selling Holders) elects to dispose of Registrable Securities under the Shelf Registration Statement pursuant to an Underwritten Offering for its own account of at least $10.0 million, such Selling Holder shall give notice of such election in writing (including, but not limited to, notification by e-mail; such notice, the “Selling Holder Election Notice”) to USWS not less than twenty (20) Business Days before the date such Selling Holder intends for such Underwritten Offering to commence marketing (whether on a confidential basis or on a public basis); provided that USWS shall not be required to conduct more than two Underwritten Offerings pursuant to this Section 2.3 in any 365-day period pursuant to Selling Holder Election Notices. The Selling Holder Election Notice shall specify the number of Registrable Securities that the Selling Holder intends to offer in such Underwritten Offering and the expected commencement date thereof. USWS shall, at the request of such Selling Holder, enter into an underwriting agreement in customary form with the Managing Underwriter or Underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.8, and shall take all such other reasonable actions as are requested by the Managing Underwriter in order to expedite or facilitate the disposition of the Registrable Securities.

(b) Notice to Holders. Not later than two (2) Business Days after receipt by USWS of the Selling Holder Election Notice, unless USWS determines in accordance with Section 2.1(c) to delay such Underwritten Offering (in which event USWS shall promptly notify the initiating Selling Holder in writing of such determination), then USWS shall provide written notice (including, but not limited to, notification by e-mail) to the other Holders of Registrable Securities of the Selling Holder’s intention to conduct an Underwritten Offering and such notice shall offer such other Holders the opportunity to participate in such Underwritten Offering and to include in such Underwritten Offering such number of Registrable Securities as each such Holder may request in writing. Each such other Holder will have five (5) Business Days after notice has been delivered to request in writing submitted to USWS the inclusion of Registrable Securities in the Underwritten Offering. If no request for inclusion from a Holder is received by USWS within the specified time, such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Selling Holder giving the notice shall determine for any reason not to undertake or to delay such Underwritten Offering, such Selling Holder may, at its election, give written notice of such determination to USWS and USWS shall notify the other Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to include Registrable Securities of any other Holder, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Registrable Securities of any other Holder for the same period as the delay in the Underwritten Offering. Any other Holder shall have the right to withdraw such Holder’s request for inclusion of such Holder’s Registrable Securities in such Underwritten Offering by giving written notice to USWS of such withdrawal up to and including the time of pricing of such offering. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of Registrable Securities under a Shelf Registration Statement advises USWS that the total amount of Registrable Securities which the Selling Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have an adverse effect on the offering price, timing or probability of success of the distribution of the Registrable Securities offered or the market for the Registrable Securities, then the Registrable Securities to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises USWS can be sold without having such adverse effect, with such number to be allocated pro rata among the Selling Holders and the other Holders who have requested participation in the Underwritten Offering (based, for each such Selling Holder or other Holder, on the percentage derived by dividing (A) the number of Registrable Securities proposed to be sold by such Selling Holder or such other Holder in such offering; by (B) the aggregate number of Registrable Securities proposed to be sold by all Selling Holders and all other Holders in such Underwritten Offering).

Section 2.4 Sale Procedures.

(a) General Procedures. In connection with any Underwritten Offering (i) under Section 2.2 of this Agreement, USWS shall be entitled to select the Managing Underwriter or Underwriters, and (ii) under Section 2.3 of this Agreement, the Selling Holders shall be entitled to select the Managing Underwriter or Underwriters. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and USWS shall be obligated to enter into an underwriting agreement with the Managing Underwriter or Underwriters which contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of equity securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, USWS to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with USWS or the underwriters other than representations, warranties or agreements regarding such Selling Holder’s ownership of the securities being registered on its behalf and its intended method of distribution and any other representation required by law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to USWS and the Managing Underwriter; provided, however, that such withdrawal must be made at least one Business Day prior to the time of pricing of such Underwritten Offering to be effective. No such withdrawal or abandonment shall affect USWS’s obligation to pay Registration Expenses. Upon the receipt by USWS of a written request from the Holders of at least $10.0 million dollars of Registrable Securities that are participating in any Underwritten Offering contemplated by this Agreement, USWS’s management shall be required to participate in a roadshow or similar marketing effort in connection with any Underwritten Offering.

(b) In connection with its obligations under this Article II, USWS will, as expeditiously as possible:

(i) prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep a Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by a Shelf Registration Statement;

(ii) if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from a Shelf Registration Statement and the Managing Underwriter at any time shall notify USWS in writing that, in the sole judgment of such Managing Underwriter, the inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, USWS shall use its commercially reasonable efforts to include such information in the prospectus supplement;

(iii) furnish to each Selling Holder (A) as far in advance as reasonably practicable before filing a Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing such Shelf Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and (B) such number of copies of such Shelf Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement or other registration statement;

(iv) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by a Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request, provided that USWS will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(v) promptly notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (A) the filing of a Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus included therein or any amendment or supplement thereto (other than any amendment or supplement resulting from the filing of a document incorporated by reference therein), and, with respect to such Shelf Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (B) the receipt of any written comments from the Commission with respect to any filing referred to in clause (A) and any written request by the Commission for amendments or supplements to such Shelf Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(vi) immediately notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (A) the happening of any event as a result of which the prospectus contained in a Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplemental amendment thereto, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (B) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (C) the receipt by USWS of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, USWS agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(vii) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(viii) in the case of an Underwritten Offering, furnish upon request, (A) an opinion of counsel for USWS, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto (other than any amendment or supplement resulting from the filing of a document incorporated by reference therein), preliminary or prospectus supplement, and a letter of like kind dated the date of the closing under the underwriting agreement, and (B) a “comfort” letter, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified USWS’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus included therein and any supplement thereto) and as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in underwritten offerings of securities, such other matters as such underwriters may reasonably request;

(ix) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(x) make available to the appropriate representatives of the underwriters access to such information and USWS personnel as is reasonable and customary to enable such parties and their representatives to establish a due diligence defense under the Securities Act; provided that USWS need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with USWS;

(xi) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by USWS are then listed;

(xii) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of USWS to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(xiii) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement; and

(xiv) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities.

(c) Each Selling Holder, upon receipt of notice from USWS of the happening of any event of the kind described in Section 2.4(b)(vi), shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4(b)(vi) or until it is advised in writing by USWS that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by USWS, such Selling Holder will, or will request the Managing Underwriter or underwriters, if any, to deliver to USWS (at USWS’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus and any prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.

Section 2.5 Cooperation by Holders. USWS shall have no obligation to include Registrable Securities of a Holder in the Shelf Registration Statement or in an Underwritten Offering under Article II of this Agreement if such Selling Holder has failed to timely furnish such information which, in the opinion of counsel to USWS, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.6 Restrictions on Public Sale by Holders of Registrable Securities. For a period of one year following the Effective Date, each Holder of Registrable Securities who is included in the Shelf Registration Statement agrees not to effect any public sale or distribution of the Registrable Securities during the forty-five (45) calendar day period beginning on the date of a prospectus supplement filed with the Commission with respect to the pricing of an Underwritten Offering, or other prospectus (including any free writing prospectus) containing the terms of the pricing of such Underwritten Offering; provided that (a) USWS gives written notice to such Holder of the date of the commencement and termination of such period with respect to any such Underwritten Offering and (b) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the officers or directors or any other stockholder of USWS on whom a restriction is imposed; and provided further that this Section 2.6 shall only be applicable to Holders of Registrable Securities included in the Shelf Registration Statement who (together with their Affiliates that hold Registrable Securities) (y) own at least $5.0 million of Registrable Securities and (z) have not delivered (or delivered and subsequently revoked) a Piggyback Opt-Out Notice.

Section 2.7 Expenses.

(a) Certain Definitions. “Registration Expenses” means all expenses incident to USWS’s performance under or compliance with this Agreement to effect the registration of Registrable Securities in a Shelf Registration Statement pursuant to Section 2.1, a Piggyback Registration pursuant to Section 2.2, or an Underwritten Offering pursuant to Section 2.3, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, all roadshow expenses borne by it and the fees and disbursements of counsel and independent public accountants for USWS, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance. Except as otherwise provided in Section 2.8 hereof, USWS shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder. In addition, USWS shall not be responsible for any “Selling Expenses,” which means all underwriting fees, discounts and selling commissions, transfer taxes and fees of counsel allocable to the sale of the Registrable Securities.

(b) Expenses. USWS will pay all reasonable Registration Expenses in connection with a Shelf Registration Statement, a Piggyback Registration or Underwritten Offering, whether or not any sale is made pursuant to such Shelf Registration Statement, Piggyback Registration or Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder.

Section 2.8 Indemnification.

(a) By USWS. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, USWS will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, employees, agents and managers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees, agents and managers, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder or underwriter or controlling Person or directors, officers, employees, agents or managers may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors and officers, each such underwriter and each such controlling Person and each such director, officer, employee, agent or manager for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that USWS will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, such underwriter or such controlling Person in writing specifically for use in the Shelf Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such director, officer, employee, agent, manager or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless USWS, its directors, officers, employees and agents and each Person, if any, who controls USWS within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from USWS to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Shelf Registration Statement or prospectus supplement relating to the Registrable Securities, or any amendment or supplement thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification less the amount of any damages that such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.8(c) except to the extent that the indemnifying party is materially prejudiced by such failure. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel reasonably satisfactory to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party or representation by both parties by the same counsel is otherwise inappropriate under the applicable standards of professional conduct, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, the indemnifying party shall not settle any indemnified claim without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, includes a complete release from liability of, and does not contain any admission of wrong doing by, the indemnified party.

(d) Contribution. If the indemnification provided for in this Section 2.8 is held by a court or government agency of competent jurisdiction to be unavailable to USWS or any Selling Holder or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of USWS on the one hand and of such Selling Holder on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification less the amount of any damages that such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The relative fault of USWS on the one hand and each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.8 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, USWS agrees to use its commercially reasonable efforts to:

(a) Make and keep public information regarding USWS available, as those terms are understood and defined in Rule 144, at all times from and after the date hereof;

(b) File with the Commission in a timely manner all reports and other documents required of USWS under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c) So long as a Holder, together with its Affiliates, owns any Registrable Securities, (i) unless otherwise available at no charge by access electronically to the Commission’s EDGAR filing system (or any successor system), furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of USWS, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration and (ii) to the extent accurate, furnish to such Holder upon reasonable request a written statement of the Company that it has complied with the reporting requirements of Rule 144.

Section 2.10 Transfer or Assignment of Registration Rights. The rights to cause USWS to register Registrable Securities granted to the Purchasers by USWS under this Article II may be transferred or assigned by each Purchaser to one or more transferee(s) or assignee(s) of such Registrable Securities or securities convertible, redeemable or exchangeable for Registrable Securities (including the Purchased Securities and Warrants), in each case, who (a) (i) are Affiliates of such Purchaser, or (ii) hold, collectively with its or their Affiliates, after giving effect to such transfer or assignment, at least $10.0 million of Registrable Securities, and (b) who assume in writing responsibility for the obligations of such Purchaser under this Agreement with respect to the securities so transferred. USWS shall be given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned.

Section 2.11 Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement. In addition, all other shares of Class A Common Stock held by a Person and for which such Person has similar registration rights pursuant to an agreement between such Person and USWS shall be aggregated together for the purpose of determining such Person’s rights under this Agreement solely as such shares relate to minimum quantity requirements contemplated herein; provided that, for the avoidance of doubt, such Class A Common Stock shall not otherwise be deemed Registrable Securities for any other purpose under this Agreement.

ARTICLE III

MISCELLANEOUS

Section 3.1 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, facsimile, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a) If to a Purchaser, to such addresses indicated on Schedule A attached hereto.

(b) If to USWS:

U.S. Well Services, Inc.

1360 Post Oak Blvd., Suite 1800

Houston, Texas 77056

Attention: Mark Wolf

Facsimile: (832) 562-3745

E-mail: MWolf@uswellservices.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, Texas 77002

Attention: Hillary H. Holmes

Facsimile: (346) 718-6902

E-mail: HHolmes@gibsondunn.com

or, if to a transferee of a Purchaser, to the transferee at the address provided pursuant to Section 2.10 above. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the facsimile copy or e-mail, if sent via facsimile or e-mail; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 3.2 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.3 Assignment of Rights. All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred or assigned by such Purchaser in accordance with Section 2.10 hereof.

Section 3.4 Recapitalization (Exchanges, etc. Affecting the Registrable Securities). The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of capital stock of USWS or any successor or assign of USWS (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.

Section 3.5 Specific Performance. Damages in the event of breach of this Agreement by a party hereto would be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives (a) any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief or that a remedy at law would be adequate and (b) any requirement under any law to post securities as a prerequisite to obtaining equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

Section 3.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.8 Governing Law, Submission to Jurisdiction. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or the Transactions shall be brought and determined by courts of the State of New York located in the Borough of Manhattan, City of New York and the federal courts of the United States of America located in the State of New York, Southern District, and each of the parties hereto irrevocably submits to the exclusive jurisdiction of such courts solely in respect of any legal proceeding arising out of or related to this Agreement.

Section 3.9 Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVE, AND AGREE TO CAUSE THEIR AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 3.10 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.11 Entire Agreement. This Agreement and the Purchase Agreement are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein or therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by USWS set forth herein or therein. This Agreement, the Purchase Agreement and the Confidentiality Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.12 Term; Amendment. This Agreement shall automatically terminate and be of no further force and effect on the date on which there are no Registrable Securities. This Agreement may be amended only by means of a written amendment signed by USWS and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 3.13 No Presumption. In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.14 Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers, Selling Holders, their respective permitted assignees and USWS shall have any obligation hereunder and that, notwithstanding that one or more of USWS and the Purchasers may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of USWS, the Purchasers, Selling Holders or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise by incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of USWS, the Purchasers, Selling Holders or any of their respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of USWS, the Purchasers, Selling Holders or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any assignee of the Purchasers or a Selling Holder hereunder.

Section 3.15 Interpretation. Article and Section references in this Agreement are references to the corresponding Article and Section to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by a Purchaser under this Agreement, such action shall be in such Purchaser’s sole discretion unless otherwise specified.

Section 3.16 No Inconsistent Agreements; Additional Rights. If USWS hereafter enters into a registration rights agreement with a third party with terms more favorable than those set forth herein with respect to Holders of shares of Class A Common Stock, this Agreement shall, to the extent so requested by any such Holders, be amended so as to provide such Holders with substantially the same material terms as provided to such other third party.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

U.S. WELL SERVICES, INC.

By:

Name:	Kyle O’Neill
Title:	Chief Financial Officer

[Signatures continue on following page.]

[Signature Page to Registration Rights Agreement]

CRESTVIEW III USWS, L.P.

By: Crestview III USWS GenPar, LLC, its general partner

By:

Name:	Ross A. Oliver
Title:	General Counsel

[Signatures continue on following page.]

[Signature Page to Registration Rights Agreement]

CRESTVIEW III USWS TE, LLC

By:

Name:	Ross A. Oliver
Title:	General Counsel

[Signatures continue on following page.]

[Signature Page to Registration Rights Agreement]

AG ENERGY FUNDING, LLC

By:	Angelo, Gordon & Co., L.P., as its Manager

By:

Name:	Todd Dittman
Title:	Authorized Person

[Signatures continue on following page.]

[Signature Page to Registration Rights Agreement]

GEODE DIVERSIFIED FUND, A SEGREGATED ACCOUNT OF GEODE CAPITAL MASTER FUND LTD.

By: Geode Capital Management, LP, its investment manager

By:

Name:	Jeffrey S. Miller
Title:	C.O.O.

[Signatures continue on following page.]

[Signature Page to Registration Rights Agreement]

DORCHESTER CAPITAL SECONDARIES IV, L.P.

By: Dorchester Private Equity Management, LLC, its general partner

By:

Name:	Stefanie Keuler
Title:	Authorized Signatory

[Signatures continue on following page.]

[Signature Page to Registration Rights Agreement]

DORCHESTER CAPITAL SECONDARIES OFFSHORE IV, L.P.

By: Dorchester Private Equity Management, LLC, its general partner

By:

Name:	Stefanie Keuler
Title:	Authorized Signatory

[Signatures continue on following page.]

[Signature Page to Registration Rights Agreement]

GORDEL HOLDINGS LIMITED

By:

Name:	Andreas Georgiou
Title:	Director

[Signature Page to Registration Rights Agreement]

Schedule A

Purchasers

Crestview III USWS, L.P.

c/o Crestview Advisors, L.L.C.

590 Madison Avenue, 36th Floor

New York, New York 10022

Attention: Adam J. Klein, Ross A. Oliver

E-mail: aklein@crestview.com; roliver@crestview.com

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention: E. Ramey Layne, James M. Garrett

Email: rlayne@velaw.com; jgarrett@velaw.com

Crestview III USWS TE, LLC

c/o Crestview Advisors, L.L.C.

590 Madison Avenue, 36th Floor

New York, New York 10022

Attention: Adam J. Klein, Ross A. Oliver

E-mail: aklein@crestview.com; roliver@crestview.com

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention: E. Ramey Layne, James M. Garrett

Email: rlayne@velaw.com; jgarrett@velaw.com

AG Energy Funding, LLC

c/o Angelo Gordon & Co., L.P.

245 Park Avenue, 24th Floor

New York, New York 10167

Attention: Chad Hanover

Tel No.: 1-713-993-4300

Fax No.: 1-855-710-8110

Email: notices.AGEnergyFundingLLC@virtusllc.com

Schedule A

Geode Diversified Fund, a segregated account of Geode Capital Master Fund Ltd.

100 Summer Street, 12th Floor

Boston, Massachusetts 02110

Attention: General Counsel and Ted Blake

Phone No.: (800) 777-6757 and (617) 392-2564

E-mail: matt.nevins@geodecapital.com and ted.blake@geodecapital.com

Dorchester Capital Secondaries IV, L.P.

11111 Santa Monica Blvd., Suite 1250

Los Angeles, CA 90025

Attn: Craig T. Carlson

Tel No. (310) 402-5090

Fax No. (310) 402-5091

Email: admin@dorchestercapital.com

Dorchester Capital Secondaries Offshore IV, L.P.

11111 Santa Monica Blvd., Suite 1250

Los Angeles, CA 90025

Attn: Craig T. Carlson

Tel No. (310) 402-5090

Fax No. (310) 402-5091

Email: admin@dorchestercapital.com

Gordel Holdings Limited

Trident Trust Company (B.V.I.) Limited

Trident Chambers, P.O. Box 146

Road Town, Tortola, British Virgin Islands

Email: funds@vsjmonaco.com

2

EXHIBIT C

FORM OF OPINION OF USWS COUNSEL